Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-277987, 333-277987-01, 333-277987-02,
333-277987-03, 333-277987-04 and 333-277987-05

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 21, 2024

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 15, 2024

Brookfield BRP Holdings (Canada) Inc.

$

  % Perpetual Subordinated Notes

Guaranteed, on a subordinated basis, by

Brookfield Renewable Partners L.P. and the other guarantors identified herein

Brookfield BRP Holdings (Canada) Inc. (the “Issuer”) is offering $     principal amount of unsecured     % perpetual subordinated notes (the “Notes”). The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by Brookfield Renewable Partners L.P. (the “Partnership”), and will also be guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts, by each of Brookfield Renewable Energy L.P. (“BRELP”), BRP Bermuda Holdings I Limited (“LATAM HoldCo”), Brookfield BRP Europe Holdings (Bermuda) Limited (“Euro HoldCo”) and BEP Subco Inc. (“Canada SubCo,” and together with the Partnership, BRELP, LATAM Holdco and Euro HoldCo, the “Guarantors,” and all guarantees together, the “Guarantees”).

As described under “Use of Proceeds” herein, we intend to use the net proceeds from this offering to finance and/or refinance investments made in renewable power generation assets or businesses and to support the development of clean energy technologies that constitute Eligible Investments (as defined herein), including the potential redemption of the Partnership’s Class A Preferred Limited Partnership Units, Series 15 (the “Series 15 Preferred Units”), which are redeemable on or after April 30, 2024. Pending the allocation of an amount equal to the net proceeds of the Notes to finance or refinance Eligible Investments, the unallocated portion of the net proceeds may be temporarily used for the repayment of our outstanding indebtedness.

The Issuer will pay interest on the Notes quarterly on every January 30, April 30, July 30 and October 30 of each year during which the Notes are outstanding (each such quarterly date, an “Interest Payment Date”). The first Interest Payment Date will be     , 2024. The Issuer will pay interest on the Notes at a fixed rate of     % per year in equal quarterly installments in arrears on each Interest Payment Date.

The Issuer may, at its discretion, elect to defer any payment of interest (in whole or in part) which is otherwise scheduled to be paid on an Interest Payment Date; provided that any such deferred interest shall become due and payable on the date the Issuer declares any distributions on any of the Issuer’s common shares or preferred shares. If the Issuer elects not to make all or part of any payment of interest on an Interest Payment Date, then neither the Issuer nor any Guarantor will have any obligation to pay such interest on the relevant Interest Payment Date. Deferred interest will accrue, compounding on each subsequent Interest Payment Date, until paid. Such deferral will not constitute an Event of Default (as defined herein) or any other breach under the indenture in respect of the Notes and the Guarantees (the “Indenture”) or under the Notes and Guarantees. See “Description of the Notes”. Further, holders of the Notes may only have claim to the principal amount of their Notes upon certain events of bankruptcy or insolvency of the Issuer or the Partnership. See “Risk Factors — Risks Related to the Notes — The Notes will have limited events of default”.

The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date. The Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.

On or after     , 2029, the Issuer may, at its option, redeem the Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

At any time, after the occurrence of a Tax Event (as hereinafter defined), the Issuer may, at its option, redeem all (but not less than all) of the Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

At any time, within 180 days following the occurrence of a Rating Event (as hereinafter defined), the Issuer may, at its option, redeem all (but not less than all) of the Notes at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

There is no market through which the Notes may be sold and purchasers may not be able to resell the Notes purchased under this prospectus supplement. This may affect the pricing of the Notes in the secondary market, the transparency and availability of trading prices, the liquidity of the Notes, and the extent of issuer regulation. The Issuer will apply to list the Notes on the New York Stock Exchange (the “NYSE”). If the application is approved, the Issuer expects trading on the NYSE to begin within 30 days of the issuance of the Notes.

Investing in the Notes involves risks. See “Risk Factors” on page S-16 of this prospectus supplement, “Risk Factors” on page 2 of the accompanying base prospectus dated March 15, 2024, the risk factors included in the Partnership’s Annual Report (as defined herein), and the risks in other documents we incorporate in this prospectus supplement by reference, for information regarding risks you should consider before investing in Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or Canadian securities regulator has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1) (4)		Underwriting Discount(2) (4)		Proceeds to the Issuer (before expenses)(3)
Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2024, if settlement occurs after that date. The offering price of the Notes will be payable in U.S. dollars.
(2)

Reflects $    principal amount of Notes sold to institutional investors, for which the underwriters received an underwriting discount of $    per $25 principal amount of Notes, and $    principal amount of Notes sold to retail investors, for which the underwriters received an underwriting discount of $     per $25 principal amount of Notes.

(3)

Proceeds of the offering after deducting the underwriting discounts but before accounting for any additional expenses of the offering paid or payable by the Issuer. Total expenses of the offering, excluding the underwriting discount, are estimated to be approximately $     million. See “Underwriting”.

The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment in New York, New York on or about     , 2024, which is the      business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+2”).

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	J.P. Morgan	Morgan Stanley	RBC Capital Markets

The date of this prospectus supplement is     , 2024

IMPORTANT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

AND THE ACCOMPANYING BASE PROSPECTUS

This prospectus supplement is part of a shelf registration statement on Form F-3, as amended, that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of the Notes. Generally, when we refer only to the “prospectus,” we are referring to both documents combined. If the information about this offering of the Notes varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Documents Incorporated by Reference” on page S-53 of this prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement and for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement or the accompanying base prospectus, or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell the Notes, and seeking offers to buy the Notes, only in jurisdictions where offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

In this prospectus supplement, unless the context suggests otherwise, references to “we”, “us” and “our” are to the Partnership, BRELP, BEPC, the Holding Entities, including the Issuer, Euro HoldCo, LATAM HoldCo and Canada SubCo, and the operating entities, each as defined below, taken together on a consolidated basis. Unless the context suggests otherwise, in this prospectus supplement references to:

•	“BEP General Partner” are to the general partner of the Partnership, which is Brookfield Renewable Partners Limited, an indirect wholly-owned subsidiary of Brookfield Corporation;

•

“BEP Group” are to the Partnership and its controlled entities, including BRELP, the Holding Entities, BEPC and the operating entities, taken together, or any one or more of them, as the context requires;

•	“BEPC” means Brookfield Renewable Corporation;

•	“BRELP” are to Brookfield Renewable Energy L.P., a Bermuda exempted limited partnership;

•	“Brookfield” are to Brookfield Corporation and any subsidiary of Brookfield Corporation, other than entities within the BEP Group;

•	“Exchangeable Shares” are to class A exchangeable subordinate voting shares of BEPC;

•	“Existing Preferred Unit Guarantors” are to BRELP, the Issuer, BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited and BEP Subco Inc.;

•	“Holding Entities” are to the primary holding subsidiaries of BRELP, from time to time, through which it indirectly holds all of our interests in our operating entities;

•	“LP Units” are to the non-voting limited partnership units in the Partnership;

•

“operating entities” are to the subsidiaries of the Holding Entities which, from time to time, directly or indirectly hold, or may in the future hold, operations or assets, including any of the assets or operations held through joint ventures, partnerships and consortium arrangements; and

•	the “Partnership” or “BEP” are to Brookfield Renewable Partners L.P., a Bermuda exempted limited partnership.

The financial information contained in this prospectus, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Amounts in “$” are to U.S. Dollars.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Issuer and Canada Subco are organized are incorporated under the laws of Ontario, Canada and each of the Partnership, BRELP, LATAM HoldCo and Euro HoldCo are either formed or incorporated under the laws of Bermuda, that some or all of the Issuer’s and the Guarantors’ officers and directors may be residents of Canada or another non-U.S. jurisdiction, that some of the underwriters or experts named in this prospectus supplement and the base prospectus may be residents of Canada or another non-U.S. jurisdiction and that such persons and all or a substantial portion of the Issuer’s and the Guarantors’ assets may be located outside the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus contain forward-looking statements and information, within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein include, but are not limited to, statements regarding the quality of our assets and the resiliency of the cash flow they will generate, our anticipated financial performance, future commissioning of assets, contracted portfolio, technology diversification, acquisition opportunities, expected completion of acquisitions and dispositions, future energy prices and demand for electricity, economic recovery, achieving long-term average generation, project development and capital expenditure costs, energy policies, economic growth, growth potential of the renewable asset class, our future growth prospects and distribution profile, our access to capital and future dividends and distributions made to holders of LP Units and holders of the Exchangeable Shares. In some cases, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “scheduled”, “estimates”, “intends”, “anticipates”, “believes”, “potentially”, “tends”, “continue”, “attempts”, “likely”, “primarily”, “approximately”, “endeavors”, “pursues”, “strives”, “seeks”, “targets”, “believes”, or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable. Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information in this prospectus supplement and the documents incorporated by reference herein are based upon reasonable assumptions and expectations, we cannot assure you that such expectations will prove to have been correct. You should not place undue reliance on forward-looking statements and information as such statements and information involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.

The following summarizes some, but not all, of the risks incorporated by reference in this prospectus supplement. Please carefully consider all of the information and risk factors discussed in this prospectus supplement and the documents incorporated by reference herein for a more thorough description of these and other risks. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to, the following:

•	general economic conditions and risks relating to the economy, including unfavorable changes in interest rates, foreign exchange rates, inflation and volatility in the financial markets;

•	changes to resource availability, as a result of climate change or otherwise, at any of our renewable power facilities;

•	supply, demand, volatility and marketing in the energy markets;

•

our inability to re-negotiate or replace expiring contracts (including power purchase agreements, power guarantee agreements or similar long-term agreements, between a seller and a buyer of electrical power generation) on similar terms;

•	an increase in the amount of uncontracted generation in our renewable power portfolio or a change in the contract profile for future renewable power projects;

•	availability and access to interconnection facilities and transmission systems;

•	our ability to comply with, secure, replace or renew concessions, licenses, permits and other governmental approvals needed for our operating and development projects;

•	our real property rights for our facilities being adversely affected by the rights of lienholders and leaseholders that are superior to those granted to us;

•	increases in the cost of operating our existing facilities and of developing new projects;

•	equipment failures and procurement challenges;

•	increased regulation of and third party opposition to our nuclear services business’s customers and operations;

•	failure of the nuclear power industry to expand;

•	insufficient indemnification for our nuclear services business;

•	our reliance on computerized business systems, which could expose us to cyber-attacks;

•	dam failures and the costs and potential liabilities associated with such failures;

•	uninsurable losses and higher insurance premiums;

•	energy marketing risks and our ability to manage commodity and financial risk;

•	the termination of, or a change to, the hydrological balancing pool administered by the government of Brazil;

•	involvement in litigation and other disputes, and governmental and regulatory investigations;

•	counterparties to our contracts not fulfilling their obligations;

•	the time and expense of enforcing contracts against non-performing counterparties and the uncertainty of success;

•	foreign laws or regulation to which we become subject as a result of future acquisitions in new markets;

•	our operations being affected by local communities;

•	newly developed technologies or new business lines in which we invest not performing as anticipated;

•	advances in technology that impair or eliminate the competitive advantage of our projects;

•	increases in water rental costs (or similar fees) or changes to the regulation of water supply;

•	labor disruptions and economically unfavorable collective bargaining agreements;

•	our inability to finance our operations and fund growth due to the status of the capital markets or our ability to complete capital recycling initiatives;

•	operating and financial restrictions imposed on us by our loan, debt and security agreements;

•	changes to our credit ratings;

•	the incurrence of debt at multiple levels within our organizational structure;

•	restrictions on our ability to engage in certain activities or make distributions due to our indebtedness;

•	adverse changes in currency exchange rates and our inability to effectively manage foreign currency exposure through our hedging strategy or otherwise;

•	our inability to identify sufficient investment opportunities and complete transactions;

•	political instability or changes in government policy negatively impacting our business or assets;

•	changes to our current business, including through future sustainable solutions investments;

•	the growth of our portfolio and our inability to realize the expected benefits of our transactions or acquisitions;

•	our inability to develop the projects in our development pipeline;

•

delays, cost overruns and other problems associated with the construction and operation of our facilities and risks associated with the arrangements we enter into with communities and joint venture partners;

•	we do not have control over all of our operations or investments, including certain investments made through joint ventures, partnerships, consortiums or structured arrangements;

•	some of our acquisitions may be of distressed companies, which may subject us to increased risks;

•	a decline in the value of our investments in securities, including publicly traded securities of other companies;

•	the separation of economic interest from control within our organizational structure;

•	our dependence on Brookfield and Brookfield’s significant influence over us;

•

Brookfield’s election not to source acquisition opportunities for us and our lack of access to all renewable power acquisitions that Brookfield identifies, including by reason of conflicts of interest;

•	the departure of some or all of Brookfield’s key professionals;

•	Brookfield acting in a way that is not in our best interests or the best interests of our shareholders or our unitholders;

•

our inability to terminate the Fifth Amended and Restated Master Services Agreement, dated May 5, 2023, among Brookfield Corporation, BEP, BRELP, BEPC and others (the “Master Services Agreement”), and the limited liability of the service providers under the Master Services Agreement;

•	Brookfield’s relationship with Oaktree Capital Group, LLC and its affiliates;

•	changes in how Brookfield elects to hold its ownership interests in the BEP Group;

•	changes in the amount of cash we can distribute to our unitholders;

•

future sales or issuances of our securities will result in dilution of existing holders and even the perception of such sales or issuances taking place could depress the trading price of the LP Units or Exchangeable Shares;

•	any changes in the market price of the LP Units and Exchangeable Shares;

•	the inability of unitholders to take part in the management of BEP;

•	limits on unitholders’ ability to obtain favorable judicial forum for disputes related to the Partnership or to enforce judgements against us;

•	our reliance on BRELP, BEPC and the Guarantors and their subsidiaries to provide funds to pay distributions;

•	changes in tax law and practice;

•	changes to government policies and incentives relating to the renewable power and sustainable solutions industries;

•	adverse impacts of inflationary pressures;

•	changes in regulatory, political, economic and social conditions in the jurisdictions in which we operate;

•	health, safety, security and environmental risks;

•	force majeure events;

•	foreign currency risk associated with the Partnership’s distributions;

•	fraud, bribery, corruption, other illegal acts or inadequate or failed internal processes or systems and restrictions on foreign direct investment;

•	increased regulation of our operations;

•	we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•	changes in our credit ratings;

•	new regulatory initiatives related to sustainability and environmental, social and governance;

•	human rights impacts of our business activities;

•	being deemed an “investment company” under the Investment Company Act of 1940, as amended;

•	the effectiveness of our internal controls over financial reporting; and

•	other factors described in the Annual Report, including those set forth under Item 3.D “Risk Factors”, Item 4.B “Business Overview” and Item 5.A “Operating Results”.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. The forward-looking statements represent our views as of the date of this prospectus supplement and the documents incorporated by reference herein and should not be relied upon as representing our views as of any subsequent date. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update or revise any forward-looking statements or information, other than as required by applicable law. For further information on these known and unknown risks, please see “Risk Factors” in this prospectus supplement, “Risk Factors” in the Annual Report and the other risks and factors that are described therein.

The risk factors included in this prospectus supplement and in the documents incorporated by reference could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus supplement and the documents incorporated by reference.

CAUTIONARY STATEMENT REGARDING THE USE OF NON-IFRS ACCOUNTING MEASURES

We disclose a number of financial measures in this prospectus supplement and the documents incorporated by reference herein that are calculated and presented using methodologies other than in accordance with IFRS. We utilize these measures in managing our business, including for performance measurement, capital allocation and valuation purposes and believe that providing these performance measures on a supplemental basis to our IFRS results is helpful to investors in assessing our overall performance. These financial measures should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with IFRS. We caution readers that these non IFRS financial measures or other financial metrics may differ from the calculations disclosed by other businesses, and as a result, may not be comparable to similar measures presented by other issuers and entities. Reconciliations of these non IFRS financial measures to the most directly comparable financial measures calculated and presented in accordance with IFRS, where applicable, are included in the Annual Report, which is incorporated by reference herein.

MARKET DATA AND INDUSTRY DATA

Market and industry data presented throughout, or incorporated by reference in, this prospectus was obtained from third party sources, industry publications, and publicly available information, as well as industry and other data prepared by us and the partnership on the basis of our collective knowledge of the Canadian, U.S. and international markets and economies (including estimates and assumptions relating to these markets and economies based on that knowledge). We believe that the market and economic data is accurate and that the estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data used throughout this prospectus, or incorporated by reference herein, are not guaranteed and we do not make any representation as to the accuracy of such information. Although we believe it to be reliable, we have not independently verified any of the data from third party sources referred to or incorporated by reference in this prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources.

SUMMARY

The Partnership

The Partnership is a Bermuda exempted limited partnership that was established on June 27, 2011 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. The Partnership’s head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and the telephone number is +1 (441) 294-3304.

The Partnership operates one of the world’s largest publicly traded platforms for renewable power and sustainable solutions. The Partnership’s renewable power portfolio consists of hydroelectric, wind, utility-scale solar and distributed energy and storage facilities in North America, South America, Europe and Asia. The Partnership’s operating capacity totals almost 33,000 megawatts (“MW”) and its development pipeline stands at approximately 155,400 MW.

The Partnership is a holding entity and its only substantial asset is its approximate 59% limited partnership interest in BRELP.

The Issuer and the Other Guarantors

The Issuer, LATAM HoldCo, Euro HoldCo and Canada SubCo are holding company subsidiaries of the Partnership that own operating subsidiaries of the Partnership.

BRELP is a Bermuda exempted limited partnership that was established on June 29, 2011 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda.

THE OFFERING

Issuer	Brookfield BRP Holdings (Canada) Inc.

Guarantors	Brookfield Renewable Partners L.P. Brookfield Renewable Energy L.P. BRP Bermuda Holdings I Limited Brookfield BRP Europe Holdings (Bermuda) Limited BEP Subco Inc.

Guarantee	The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Guarantors.

Securities Offered	% Perpetual Subordinated Notes. For a detailed description of the Notes, see “Description of the Notes.”

Ranking	Subordinated unsecured

Principal Amount of the Notes	$

Denominations	$25 and integral multiples of $25 in excess thereof

Interest Payment Dates	January 30, April 30, July 30 and October 30, commencing , 2024 (each, an “Interest Payment Date”)

Interest Periods	The period beginning on (and including) the issue date of the Notes and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

Optional Interest Deferral

Interest which accrues during an Interest Period will be due and payable on the relevant Interest Payment Date, unless the Issuer elects, in its sole discretion, to defer the relevant payment of interest (in whole or in part). The Issuer may, at its discretion, elect to defer any payment of interest (in whole or in part) which is otherwise scheduled to be paid on an Interest Payment Date; provided that any such deferred interest shall become due and payable on the date the Issuer declares any distributions on any of the Issuer’s common shares or preferred shares. If the Issuer elects not to make all or part of any payment of interest on an Interest Payment Date, then neither the Issuer nor any Guarantor will have any obligation to pay such interest on the relevant Interest Payment Date. Deferred interest will accrue, compounding on each subsequent Interest Payment Date, until paid.

Such deferral will not constitute an Event of Default or any other breach under the Indenture, the Notes and the Guarantees.

Ranking of the Notes

The Notes will be direct unsecured subordinated obligations of the Issuer. The obligations of the Issuer under the Notes will be contractually subordinated in right of payment to all present and future Issuer Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of the Issuer’s subsidiaries. The payment of principal, premium (if any) and interest and certain other amounts on the Notes will rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity (including preferred equity) that has been issued by any Guarantor or Brookfield Renewable Power Preferred Equity Inc. (“BRP”) (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such person) but will be subordinated in right of payment to all present and future Issuer Senior Indebtedness (as defined herein). The obligations of the Issuer under the Notes will be structurally subordinate to all indebtedness and obligations of the Issuer’s subsidiaries.

“Issuer Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:

•  all indebtedness, liabilities and obligations of the Issuer, whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed; and

•  all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Issuer Senior Indebtedness will not include the Notes, all obligations of the Issuer in respect of any equity (including any preferred equity) that has been issued by any Guarantor, and any indebtedness, liabilities or obligations of the Issuer that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the Notes. As of December 31, 2023, the Issuer Senior Indebtedness totaled approximately $2.8 billion.

Ranking of the Guarantee	The Notes will be fully and unconditionally guaranteed, on a subordinated and joint and several basis, as to payment of principal, premium (if any) and interest and certain other amounts, by each Guarantor. The obligations of each Guarantor under its Guarantee will be contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are the Issuer or other Guarantors). The obligations of each Guarantor under its Guarantee will rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that has been issued by the Issuer, any other Guarantor or BRP (including pursuant to any guarantee by such Guarantor of the existing equity obligations of any such person), but will be subordinated in right of payment to all present and future Guarantor Senior Indebtedness. The obligations of each Guarantor under its Guarantee will be structurally subordinate to all indebtedness and obligations of their subsidiaries.

“Guarantor Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:

•  all indebtedness, liabilities and obligations of each Guarantor (as applicable), whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed (including any such indebtedness, liabilities or obligations that are guaranteed by each Guarantor (as applicable)); and

•  all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Guarantor Senior Indebtedness will not include the guarantee by each Guarantor of the Notes, the obligations of each Guarantor in respect of any equity (including any preferred equity) that has been issued by the Issuer or any Guarantor, and any indebtedness, liabilities or obligations of each Guarantor that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to guarantee by each Guarantor of the Notes. As of December 31, 2023, the Guarantor Senior Indebtedness totaled approximately $2.8 billion. In addition, on January 10, 2024, Brookfield Renewable Partners ULC, a subsidiary of the Partnership, issued C$400 million (approximately US$297 million) aggregate principal amount of medium-term notes, Series 17, due January 10, 2054, which bear interest at a rate of 5.318% per annum (the “January 2024 Canadian Notes”), the guarantee by the Partnership of which constitutes Guarantor Senior Indebtedness.

Additional Amounts	All payments made by the Issuer or any Guarantor under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of Canada or Bermuda or of any province or territory therein or thereof or by any authority or agency therein or thereof having power to tax (a “Relevant Taxing Jurisdiction”), unless the Issuer or any Guarantor (as applicable) is required to withhold or deduct taxes by the laws of the Relevant Taxing Jurisdiction or by the interpretation or administration thereof. If the Issuer or any Guarantor is so required to withhold or deduct any amount for or on account of taxes imposed or levied by a Relevant Taxing Jurisdiction from any payment made by it under or with respect to the Notes, the Issuer or such Guarantor (as applicable) will pay such additional amounts (hereinafter “Additional Amounts”) as may be necessary so that the net amount received (including Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such taxes in respect of such Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the Note, being a person with whom the Issuer or any Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Tax Act”)), (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein other than the mere ownership, or receiving payments under or enforcing any rights in respect of such note as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein, (iii) by reason of such holder or beneficial owner being a “specified shareholder” of the Issuer or not dealing at arm’s length with a

“specified shareholder” of the Issuer as defined in subsection 18(5) of the Tax Act, or (iv) by reason of such holder or beneficial owner being a “specified entity” in respect of the Issuer or any Guarantor as defined in proposals to amend the Tax Act with respect to “hybrid mismatch arrangements” contained in Bill C-59 tabled in Parliament on November 30, 2023; (b) any tax that is levied or collected other than by withholding from payments on or in respect of the Notes; (c) any Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders of the Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the Notes, except to the extent that the holder or beneficial owner of the Notes would have been entitled to such Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax; (e) any tax imposed to the extent resulting from the failure of a holder or beneficial owner to comply with certification, identification, declaration or similar reporting requirements concerning the nationality, residence, identity or connection with Canada or any province or territory thereof or therein of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).

The Issuer or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. The Issuer or any Guarantor (as applicable) will furnish to the holders of the Notes, within 30 days after the date the payment of any taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. The Issuer and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any taxes (other than any taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the Notes which have not been withheld or deducted and remitted by the Issuer or any Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any taxes (other than any taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.

Optional Redemption by the Issuer Upon a Ratings Event	At any time, within 180 days following the occurrence of a Rating Event, the Issuer may, at its option, redeem all (but not less than all) of the Notes at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

A “Rating Event” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that publishes a rating for the Notes (together the “Rating Agencies” and each a “Rating Agency”) following the initial rating of the Notes by such Ratings Agency, amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (a) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency.

Optional Redemption by the Issuer on or after , 2029	At any time on or after , 2029, the Issuer may, at its option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

Optional Redemption by the Issuer Upon a Tax Event

At any time, after the occurrence of a Tax Event, subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date.

A “Tax Event” means, in the opinion of counsel of a nationally recognized law firm in the applicable jurisdiction experienced in such matters, as a result of (i) any amendment or change to the laws (or any regulations or rulings thereunder) of any Relevant Taxing Jurisdiction or any applicable tax treaty or (ii) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (i) and (ii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the Notes (or if the Relevant Taxing Jurisdiction has changed since the issue date of the Notes, the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable) that has retroactive effect to a date prior to the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable)), but excluding, either: (a) the Issuer or any Guarantor (as applicable) is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority; provided that this clause (a) shall not apply in respect of the deductibility of interest on the Notes; or (b) the Issuer or any Guarantor (as applicable) has been or will be on the next Interest Payment Date obligated to pay Additional Amounts. Provided that, a Tax Event shall only occur with respect to the Hybrid Mismatch Proposals if (x)(i) the Hybrid Mismatch Proposals (as defined herein) are enacted in the form set out in the Tax Proposals (as defined herein) or in a substantially similar form, (ii) the relevant taxing authority issues, in writing, an assessment, reassessment, or any notice or proposal to issue an assessment or reassessment on the basis that interest payable on the Notes is subject to withholding tax under Part XIII of the Tax Act, and (iii) the Issuer uses reasonable efforts to respond in writing to such action, and the matter has not been withdrawn by the relevant taxing authority or otherwise resolved within 90 days of the last written correspondence made by the Issuer, or (y)(i) there is an adverse application, administrative position, or published interpretation of the Hybrid Mismatch Proposals (including any judicial decision rendered by a court of competent jurisdiction with respect to such Hybrid Mismatch Proposals) in respect of instruments having substantially similar facts as the Notes by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, and (ii) the Issuer provides an opinion of counsel of a nationally recognized law firm in the relevant jurisdiction experienced in such matters that it is reasonably likely that such adverse position would result in the Hybrid Mismatch Proposals applying to the Notes.

Intent-Based Replacement Disclosure	In the event that the Issuer redeems or purchases any of the Notes, the Issuer intends (without thereby assuming a legal obligation) to do so only to the extent the aggregate redemption or purchase price is equal to or less than the net proceeds, if any, received by the Issuer from new issuances during the period commencing on the 365th or 366th calendar day, depending upon the actual number of days in the applicable year, prior to the date of such redemption or purchase of securities which are assigned by DBRS (or any of its subsidiaries or any successor in business thereto from time to time) at the time of sale or issuance, an aggregate equity credit that is equal to or greater than the equity credit assigned to the Notes to be redeemed or repurchased (but taking into account any changes in hybrid capital methodology or another relevant methodology or the interpretation thereof since the issuance of the Notes), unless the Notes are redeemed pursuant to a Rating Agency Event (to the extent it is triggered by a change of methodology at DBRS (or any of its subsidiaries or any successor in business thereto from time to time)) or a Tax Event.

Restrictions on the Payment of Distributions and Retirement of Units

Unless the Issuer has paid all accrued and payable interest on the Notes, the Partnership will not: (i) declare any distributions on the Distribution Restricted Units or pay any interest on any Parity Indebtedness (other than unit distributions on Distribution Restricted Units); (ii) redeem, purchase or otherwise retire Distribution Restricted Units or Parity Indebtedness (except (a) with respect to Distribution Restricted Units, out of the net cash proceeds of a substantially concurrent issue of Distribution Restricted Units or (b) pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Distribution Restricted Units); or (iii) make any payment to holders of any of the Distribution Restricted Units or any Parity Indebtedness in respect of distributions not declared or paid on such Distribution Restricted Units or interest not paid on such Parity Indebtedness, respectively; provided that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the Notes.

Unless the Issuer has paid all accrued and payable interest on the Notes, the Issuer will not: (i) declare any distributions on any common shares, preferred shares or Parity Indebtedness of the Issuer; (ii) redeem, purchase or otherwise retire any common shares, preferred shares or Parity Indebtedness of the Issuer (except pursuant to any purchase obligation, retraction privilege or mandatory redemption provisions attaching to any preferred shares of the Issuer); or (iii) make any payment to holders of any Parity Indebtedness in respect of interest not paid on such Parity Indebtedness; provided that the foregoing does not restrict the Issuer from (i) issuing any common or preferred shares in connection with any such distribution, redemption, purchase or retirement or (ii) making any distributions or paying any indebtedness or other obligations that are owing to the Partnership or any subsidiary of the Partnership; provided, further, that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the Notes.

“BEP LP Units” means the non-voting limited partnership units of the Partnership, and any units of the Partnership ranking pari passu with or junior to the non-voting limited partnership units of the Partnership.

“BEP Preferred Units” means preferred limited partnership units of the Partnership, including the Class A Preferred Limited Partnership Units of the Partnership, and any securities expressly ranking pari passu with the BEP Preferred Units.

“Distribution Restricted Units” means the BEP LP Units and the BEP Preferred Units.

“Parity Indebtedness” means (i) any class or series of the Partnership’s indebtedness currently outstanding or hereafter created which expressly ranks on a parity with the Partnership’s guarantee of the Notes and (ii) any class or series of the Issuer’s indebtedness currently outstanding or hereafter created which expressly ranks on a parity with the Notes.

Use of Proceeds	The net proceeds to the Issuer from the offering (after deducting the underwriting discounts and estimated offering expenses paid or payable by the Issuer), will be approximately $ .

We intend to use the net proceeds from this offering to finance and/or refinance investments made in renewable power generation assets or businesses and to support the development of clean energy technologies that constitute Eligible Investments (as defined in “Use of Proceeds”), including the potential redemption of the Partnership’s Series 15 Preferred Units, which are redeemable on or after April 30, 2024. Pending the allocation of an amount equal to the net proceeds of the Notes to finance or refinance Eligible Investments, the unallocated portion of the net proceeds may be temporarily used for the repayment of our outstanding indebtedness. See “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences	For a discussion of material U.S. federal income tax considerations that may be relevant to certain prospective holders of the Notes, see “Certain United States Federal Income Tax Considerations” in this prospectus supplement.

Material Canadian Income Tax Consequences	For a discussion of material Canadian income tax considerations that may be relevant to certain prospective holders of the Notes, see “Certain Canadian Income Tax Considerations” in this prospectus supplement.

Form	The Notes will be issued and maintained in book-entry form registered in the name of DTC or its nominee, except under limited circumstances. See “Description of the Notes—Book-Entry Only Form.”

Listing	The Notes constitute a new issue of securities with no established trading market. We will apply to list the Notes on the NYSE. If the application is approved, trading of the Notes on the NYSE is expected to begin within 30 days after the original issue date of the Notes.

Risk Factors	Investing in the Notes is subject to certain risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement and page 1 of the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as well as other cautionary statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein regarding risks you should consider before investing in the Notes.

Settlement	The underwriters expect to deliver the Notes to the purchasers in book-entry form through the facilities of DTC and its direct participants, on or about , 2024.

Sinking Funds	There is no sinking fund.

Governing Law	The Notes, the Guarantees and the Indenture will be governed by the laws of the state of New York.

RISK FACTORS

An investment in the Notes involves risks. Before deciding whether to invest, investors should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference as provided under “Documents Incorporated by Reference,” including the Partnership’s Annual Report and the risk factors described under “Risk Factors” therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Information” herein. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition, results of operations, liquidity and the market price of the Notes could be adversely affected.

Risks Related to the Notes

The Notes and the Guarantees are subordinated to Issuer Senior Indebtedness and Guarantor Senior Indebtedness, respectively.

The Notes will not be secured by any assets of the Issuer or the Guarantors. The payment of principal, premium (if any) and interest and certain other amounts on the Notes will rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity that has been issued by any Guarantor or BRP (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such person) but will be subordinated in right of payment to all present and future Issuer Senior Indebtedness, and the obligations of each Guarantor under its guarantee of the Notes will rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity that has been issued by the Issuer, any other Guarantor or BRP (including pursuant to any guarantee by such Guarantor of the existing equity obligations of any such person), but will be subordinated in right of payment to all present and future Guarantor Senior Indebtedness.

Due to these subordination provisions, in the event of the Issuer’s (or any of the Guarantors’) insolvency, holders of the Notes would only get paid from funds of the Issuer (or the Guarantors) after such funds are applied to pay the holders of the obligations ranking senior in right of payment to the Notes (or under the Guarantors’ guarantee thereof) to the extent necessary to pay such senior obligations in full. As a result of those payments, the holders of such senior obligations may recover more, ratably, than holders of the Notes. In addition, the holders of such senior obligations may under certain circumstances restrict or prohibit the Issuer (or the Guarantors) from making payments on the Notes (or under the Guarantors’ guarantee thereof). Further, any remaining funds after senior obligations are paid in full would be applied on a pro rata basis among the holders of the Notes and holders of such pari passu obligations, including the currently outstanding $350 million of the Issuer’s 4.625% Perpetual Subordinated Notes (the “4.625% Notes”), the currently outstanding $260 million of the Issuer’s 4.875% Perpetual Subordinated Notes (the “4.875% Notes”, and together with the 4.625% Notes, the “Prior Notes”) and any other future obligations ranking pari passu with the Notes.

In addition to the contractual subordination described above, the payment of principal, premium (if any) and interest and certain other amounts under the Partnership’s guarantee of the Notes will be structurally subordinated to all indebtedness and other obligations of the Partnership’s subsidiaries (other than as described in this prospectus supplement in relation to the Issuer and the other Guarantors). Except for the other Guarantors and the Issuer, none of the Partnership’s subsidiaries has guaranteed or otherwise become obligated with respect to the Notes. Accordingly, the Partnership’s right to receive assets from any of its subsidiaries (other than the Issuer and the other Guarantors) upon such subsidiary’s bankruptcy, liquidation or reorganization and the right of holders of the Notes to participate in those assets, will be structurally subordinated to claims of that subsidiary’s creditors, including trade creditors.

As of December 31, 2023, the Guarantor Senior Indebtedness totaled approximately $2.8 billion. The Indenture for the Notes also does not restrict the Issuer’s or the Guarantor’s ability to incur additional indebtedness, including secured indebtedness generally, which would have a prior claim on the assets securing that indebtedness.

The Partnership relies on its subsidiaries to conduct a significant amount of its operations.

The Partnership conducts a significant amount of its operations through its subsidiaries. The Notes are effectively subordinated to all existing and future liabilities of the Partnership’s consolidated subsidiaries (other than the subordinated debt of the Issuer or the other Guarantors) and operating companies. The Indenture does not restrict the ability of the Partnership’s subsidiaries (including the Issuer or the other Guarantors) to incur additional indebtedness. As the Partnership conducts a significant amount of its operations through its subsidiaries, the Partnership’s ability to pay the indebtedness owing by it under or in respect of its guarantee of the Notes is dependent on dividends and other distributions it receives from its subsidiaries and major investments. Certain of the instruments governing the indebtedness of the companies in which the Partnership may have an investment may restrict the ability of such companies to pay dividends or make other payments on investments under certain circumstances.

The Notes are perpetual securities that are not redeemable at the option of the holders.

The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date, and they are not redeemable at the option of investors under any circumstance, including under circumstances where the Issuer elects to defer interest payments. See “ —The Issuer may defer interest payment on the Notes at its sole option.” Although the Issuer may redeem the Notes in certain circumstances, it is under no obligation to do so. Consequently, other than upon an Event of Default (as defined herein), holders of the Notes will be entitled to receive a return of the principal amount of their investment in the Notes only if the Issuer elects to redeem the Notes, which may happen under certain circumstances as described under “Description of the Notes—Redemption Provisions”. Holders of the Notes will only be able to dispose of their Notes by sale, and may be unable to do so at a price at or above the amount they have paid for them, or at all, if insufficient liquidity exists in the market for the Notes. As a result, holders of the Notes may be required to bear the financial risks of an investment in the Notes for an indefinite period of time.

The Issuer may redeem the Notes under certain circumstances.

The Notes may be redeemed by the Issuer at its option (i) following a Tax Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption, (ii) at any time, within 180 days following the occurrence of a Rating Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption, or (iii) at any time on or after     , 2029, in whole or in part, out of funds legally available for such redemption, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

Any decision we may make at any time to redeem the Notes will depend upon, among other things, our evaluation of our capital position, the terms and circumstances of any Ratings Event or Tax Event, as applicable, and general market conditions at that time. The instruments governing our outstanding indebtedness also may limit our ability to redeem the Notes. As a result, the holders of the Notes may be required to bear the financial risks of an investment in the Notes for an indefinite period of time.

Our ability to incur additional indebtedness could adversely affect the rights of holders of our Notes.

The Indenture will not limit the Issuer or the Guarantors’ ability to incur indebtedness. Although some of the agreements governing the existing indebtedness of the Issuer and the Guarantors contain restrictions on the ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions and the indebtedness the Issuer and the Guarantors could incur in compliance with these restrictions could be substantial. As a result, the Issuer and the Guarantors may incur indebtedness that will rank pari passu or senior to the Notes and the Prior Notes. The incurrence of indebtedness or other liabilities that will rank pari passu or senior to the Notes and the Prior Notes may reduce the amount available for interest payments and the amount recoverable by holders of the Notes and the Prior Notes.

The Issuer may defer interest payments on the Notes at its sole option.

The Issuer may elect, at its sole option, to indefinitely defer the interest payable on the Notes as described under “Description of the Notes—Optional Interest Deferral”, with deferred interest accruing and compounding on each subsequent Interest Payment Date, until paid. Additionally, in the case of an Event of Default, which as described in “Description of the Notes—Event of Default”, is limited to certain bankruptcy events involving the Issuer and/or the Partnership, deferred interest is payable only in the case of and at the time of a distribution of the assets of the Issuer or the Partnership, as applicable, arising from such an Event of Default. Such deferral will not constitute an Event of Default or any other breach under the Notes and the Indenture. While the deferral of interest payments continues, the Issuer and the Guarantors may make payments on any Issuer Senior Indebtedness or Guarantor Senior Indebtedness, respectively. In addition, the terms of any Issuer Senior Indebtedness and/or Guarantor Senior Indebtedness may operate to restrict the Issuer’s ability to pay interest on the Notes or the Guarantors’ ability to make payments on its Guarantees.

To the extent a secondary market develops for the Notes, any deferral of payments of interest on the Notes is likely to have an adverse effect on the market price of the Notes. As a result of the Issuer’s deferral right, or if investors perceive that there is a likelihood that the Issuer will exercise its deferral right, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be more volatile than the market prices of other securities in respect of which accrued interest or distributions may not be deferred and the market price of the Notes may be more sensitive generally to adverse changes in the financial condition of the Issuer or the Guarantors. If the Issuer does decide to defer interest payments on the Notes and you sell your Notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Notes until the Issuer pays the deferred interest at the end of the applicable deferral period. For more information, please see “Description of the Notes—Optional Interest Deferral.”

There is no assurance that an active trading market will develop in the Notes.

The Notes will be a new issue of securities with no established trading market. The Issuer will apply for listing of the Notes on the NYSE. Listing will be subject to the Issuer fulfilling all the listing requirements of the NYSE. Although the Issuer expects to receive such approval, there can be no assurance that the Notes will be accepted for listing on the NYSE. There can be no assurance that an active trading market will develop or be sustained or that the Notes may be resold at or above the initial public offering price. The ability of a holder to pledge Notes or otherwise take action with respect to such holder’s interest in Notes (other than through The Depository Trust Company and its direct and indirect participants) may be limited due to the lack of a physical certificate.

Prevailing market interest rates may adversely affect the value of the Notes.

The market price or value of the Notes may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline. We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.

Redemption may adversely affect your return on the Notes.

At any time on or after     , 2029, the Issuer may redeem the Notes, at its option, in whole or in part, out of funds legally available for such redemption, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption, and the Issuer may also choose to redeem the Notes prior to such date in the circumstances described under “Description of the Notes–Redemption Provisions—Optional Rating Event” and in connection with a “Tax Event” as described in “Description of the Notes–Redemption Provisions—Optional Tax Redemption”. For this purpose, a Tax Event generally includes changes of law and administrative practice subsequent to the issuance of the Notes that may require the Issuer to pay Additional Amount in respect of the Notes, and in light of the discussion below, also includes special provisions relating to the “Hybrid Mismatch Proposals” as defined under “Certain Canadian Income Tax Considerations”. As set out under “Certain Canadian Income Tax Considerations”, payments of interest on the Notes may be subject to withholding tax (and therefore may give rise to an obligation of the Issuer to pay Additional Amounts) if the Hybrid Mismatch Proposals apply to the Notes. Although Counsel believes the Hybrid Mismatch Proposals should not apply to the Notes, the proposals have only recently been proposed, and there is no authority which directly addresses the application of these rules to instruments with terms and conditions similar to those of the Notes. Accordingly, it is possible that the Canada Revenue Agency could disagree with the conclusion of Counsel and could seek to impose withholding tax on payments of interest on the Notes. In the event such circumstances result in a Tax Event, the Issuer may redeem the Notes. To the extent that the Issuer redeems the Notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate of the Notes.

The Issuer’s redemption right also may adversely impact a purchaser’s ability to sell Notes as the optional redemption date or period approaches and/or may adversely impact the price at which Notes can be sold.

A change in the rating of the Notes could adversely affect the market price of the Notes.

In connection with this offering, we expect that the Notes will receive a rating from each of S&P Global Ratings (or any of its subsidiaries or any successor in business thereto from time to time), Fitch (or any of its subsidiaries or any successor in business thereto from time to time) and DBRS (or any of its subsidiaries or any successor in business thereto from time to time). Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Notes. Any real or anticipated downgrade or withdrawal of any ratings of the Notes could have an adverse effect on the market price or liquidity of the Notes.

Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Notes, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Notes may not reflect all risks related to the Partnership and its business or the structure or market value of the Notes. A downgrade or potential downgrade in the rating, the assignment of a new rating that is lower than the existing rating, or a downgrade or potential downgrade in the rating assigned to us, our subsidiaries, the Notes or any of our other securities could adversely affect the trading price and liquidity of the Notes.

We cannot be sure that any rating agency will maintain its rating once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the rating once issued or to advise holders of Notes of any change in ratings. A failure to obtain a rating or a negative change in a rating once issued could have an adverse effect on the market price or liquidity of the Notes.

Rating agencies may change rating methodologies, and their ratings may not reflect all risks.

The rating agencies that currently or may in the future publish a rating for the Partnership, the Issuer or the Notes may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Notes. If the rating agencies change their practices for rating securities in the future, and the ratings of the Notes are subsequently lowered, the trading price and liquidity of the Notes could be adversely affected.

In addition, credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. In addition, at any time, within 180 days following a Rating Event, we may, at the Issuer’s option, redeem the Notes. See “Description of the Notes — Redemption — Optional Redemption Upon a Ratings Event.”

The Notes may not be a suitable investment for all investors seeking exposure to green assets.

We intend to allocate an amount equal to the net proceeds from this offering to finance and/or refinance investments made in renewable power generation assets or businesses and to support the development of clean energy technologies that constitute Eligible Investments. However, we will retain broad discretion over the use or allocation of the net proceeds from this offering and you may not agree with the ultimate use or allocation of these net proceeds.

Neither we nor the underwriters can provide any assurance that any Eligible Investments will satisfy investor criteria and expectations regarding environmental impact and sustainability performance. In particular, no assurance is given that the use or allocation of such proceeds for any Eligible Investments will satisfy, whether in whole or in part, any present or future investor expectations or requirements regarding any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own bylaws or other governing rules or investment portfolio mandates (in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, the relevant Eligible Investments). Adverse environmental or social impacts may occur during the design, construction and operation of the projects or the projects may become controversial or criticized by activist groups or other stakeholders.

In addition, we have agreed to certain use of proceeds and reporting requirements as described in “Use of Proceeds”; however, we are not obligated to comply with such requirements under the terms of the Notes. Furthermore, a withdrawal of the Framework Report (as defined in “Use of Proceeds”) may affect the value of the Notes and/or may have consequences for certain investors with portfolio mandates to invest in green assets.

The Notes will have limited events of default.

Under the terms of the Indenture, an Event of Default in relation to the Notes will be limited to the events of default set forth in the section entitled “Description of the Notes — Event of Default”. An Event of Default under the Notes is more limited than those typically available to our unsubordinated creditors. An Event of Default under the Notes occurs only upon (i) a decree or order of a competent court in respect of the insolvency or the bankruptcy of, or the ordering of the winding-up or liquidation of, the Issuer or the Partnership, where such decree or order continues unstayed and in effect for a period of 60 days; (ii) the adoption of a resolution by shareholders or unitholders of the Issuer or the Partnership, as applicable, to wind up or liquidate the Issuer or the Partnership, except pursuant to a transaction in respect of which the conditions under “Description of the Notes — Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance” have been duly observed and performed, or (iii) the institution of proceedings by the Issuer or the Partnership to be adjudicated a bankrupt or insolvent, the consent or lack of opposition by the Issuer or the Partnership in respect of the institution of such proceedings, or the general assignment by the Issuer or the Partnership for the benefit of creditors, where such proceeding, decree or order continues unstayed and in effect for a period of 60 days. A default in the payment of any amount due on the Notes or in the performance of any covenant of the Issuer or any of the Guarantors in the Indenture will not constitute an Event of Default and holders of the Notes will have no right of acceleration thereupon. Further, upon an Event of Default, only the principal amount of the Notes, but not any accrued and unpaid interest (including any deferred interest), will automatically become immediately due and payable. The Issuer will become obligated to pay accrued and unpaid interest on the Notes only at the time of distribution of the assets of the Issuer or the Partnership, as applicable, arising from an Event of Default. Unless such distribution of assets occurs in a liquidation proceeding, claims of holders of the Notes will be limited to the principal amount of their Notes upon an Event of Default. See “Description of the Notes — Event of Default”.

Should the Issuer default on the Notes, or should the Guarantors default on the Guarantees, your right to receive payments on such Notes or Guarantees may be adversely affected by applicable foreign insolvency laws.

The Issuer and Canada Subco are incorporated under the laws of Ontario, Canada, and the Partnership, BRELP, LATAM HoldCo and Euro HoldCo are either formed or incorporated under the laws of Bermuda, as applicable. Accordingly, insolvency proceedings with respect to the Issuer or the Guarantors may not proceed under United States law and may instead proceed under foreign (i.e., non-U.S.) insolvency laws. The procedural and substantive provisions of such foreign insolvency laws may generally be more favorable to secured creditors than comparable provisions of United States law. In particular, such foreign insolvency laws may afford debtors and unsecured creditors more limited protection than U.S. insolvency laws from the claims of secured creditors and it may not be possible for the Issuer or the Guarantors or unsecured creditors to prevent or materially delay secured creditors from enforcing their rights and remedies at law and under their loan and security documents.

Tax Risks

The U.S. federal income tax consequences of an investment in the Notes are uncertain.

No authority directly addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes. We believe that the Notes will be treated as equity for U.S. federal income tax purposes. This characterization will be binding on a holder of the Notes, unless the holder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return. Our characterization, however, is not binding on the U.S. Internal Revenue Service (the “IRS”).

U.S. persons holding Notes could be subject to adverse U.S. federal income tax consequences if the Issuer is classified as a passive foreign investment company.

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder (as defined in “Certain United States Federal Income Tax Considerations”) if the Issuer is treated as a passive foreign investment company (a “PFIC”) for any taxable year in which the U.S. Holder holds Notes. In general, a non-U.S. corporation, such as the Issuer, will be classified for U.S. federal income tax purposes as a PFIC with respect to a U.S. Holder if, for any taxable year during the holder’s holding period for the Notes, after applying certain look-through rules, either (i) 75% or more of the Issuer’s gross income is “passive income” or (ii) 50% or more of the value of the Issuer’s assets is attributable to assets that produce or are held for the production of “passive income.” Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

Based on its current and expected income, assets, and activities, the Issuer does not expect to be classified as a PFIC for the current taxable year, nor does it expect to become a PFIC in the foreseeable future. However, the determination of whether the Issuer is or will be a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations. Because the PFIC determination depends upon the composition of the Issuer’s income and assets and the nature of its activities from time to time and must be made annually as of the close of each taxable year, there can be no assurance that the Issuer will not be classified as a PFIC for any taxable year, or that the IRS or a court will agree with the Issuer’s determination as to its PFIC status.

If the Issuer were to be treated as a PFIC for any taxable year during which a U.S. Holder holds Notes, the holder could be subject to adverse tax consequences, including with respect to certain distributions on the Notes and any gain realized upon a sale or other disposition of Notes, as discussed below in “Certain United States Federal Income Tax Considerations—Passive Foreign Investment Company Considerations.” U.S. investors are urged to consult their tax advisers regarding the application of the PFIC rules.

Holders who are not and are not deemed to be resident in Canada for Canadian federal income tax purposes could be subject to Canadian non-resident withholding tax on interest payments on the Notes if the Notes are not treated as debt obligations for Canadian federal income tax purposes.

The characterization of the Notes as debt obligations for Canadian federal income tax purposes is not free from doubt. The Notes are securities in respect of which there is no scheduled maturity date or scheduled redemption date. However, the CRA has ruled that the payment of interest on securities with no scheduled maturity date or scheduled redemption date was not subject to withholding tax under the Tax Act. Although such rulings are not binding with respect to the treatment of the Notes, Counsel is of the view, based in part on such rulings, that the Notes should constitute debt obligations of the Issuer for the purposes of the Tax Act. If the Notes are not considered to be debt obligations, interest paid or credited (or deemed to be paid or credited) on the Notes to holders who are not and are not deemed to be resident in Canada for the purposes of the Tax Act may be subject to non-resident withholding tax under Part XIII of the Tax Act at the rate of 25%, subject to possible reduction under the terms of an applicable income tax treaty or convention.

USE OF PROCEEDS

The net proceeds to the Issuer from the offering (after deducting the underwriting discounts and estimated offering expenses), will be approximately $    million.

The Notes will be issued as “Green Bonds” under the Brookfield Renewable Green Financing Framework dated January 2024 (the “Framework”). The Framework, as set forth below, establishes guidelines for our green financing issuances in accordance with the Green Bond Principles (2021) (the “Green Bond Principles”) established by the International Capital Markets Association. A “green financing” includes, inter alia, debentures, bonds (including hybrid), loans (corporate and project-level) and other financing/refinancing instruments and/or contingent facilities (such as bonding lines, guarantee lines or letters of credit).

The net proceeds obtained from our green financing will be used to finance or refinance investments, including assets, business and/or projects, that meet the eligibility criteria (the “Eligibility Criteria”) outlined in the table below (“Eligible Investments”), including the potential redemption of the Partnership’s Series 15 Preferred Units, which are redeemable on or after April 30, 2024. The proceeds of any such securities to be redeemed had been used, directly or indirectly, to finance Eligible Investments. In addition, any net proceeds of this offering that are not used for such redemptions will be used, directly or indirectly, to finance Eligible Investments. Pending the allocation of an amount equal to the net proceeds of the Notes to finance or refinance Eligible Investments, the unallocated portion of the net proceeds may be temporarily used for the repayment of our outstanding indebtedness.

The United Nations has established 17 Sustainable Development Goals (“SDGs”), which serve as the blueprint to achieve a better and more sustainable future for all. Of the 17 SDGs, we have identified three that closely align with our strategy and where we have the opportunity to create impact through our green financing program.

The look-back period for Eligible Investments will be up to 36 months prior to the date of issuance.

Area	Eligibility Criteria
Renewable Energy

Investments that help supply energy from renewable and low carbon sources including the design, development, acquisition, construction, operation, transmission, distribution, maintenance, repowering, refurbishment, and modernization of:

•  Hydropower (Hydroelectricity)

•  Run-of-river hydroelectricity facilities

•  Other hydroelectricity facilities(1)

•  Solar Energy

•  Electricity generated from utility solar facilities

•  Distributed generation from solar for commercial and residential real estate use

•  Onshore and Offshore Wind Energy

•  Electricity generated from wind power

•  Bioenergy (Biomass) Energy(2), (3)

•  Electricity generated exclusively from biomass, biogas or bioliquids (including from agricultural activities, forest biomass)

•  Non-fossil Gaseous and Liquid Fuels(3)

•  Manufacturing of biofuels and renewable natural gas

Area	Eligibility Criteria

•  Ocean Energy Technologies

•  Electricity generated from ocean energy (e.g., tidal power)

•  Green Hydrogen(3)

•  Production of green hydrogen

•  Geothermal Energy(3)

•  Electricity generated from geo-thermal

•  Nuclear Energy

•  Nuclear power facilities

•  Electricity generated from nuclear power

•  Research and development of advance technologies for nuclear power generation and/or the secure management/storage of radioactive waste

Energy Efficiency

Investments that help reduce energy consumption or help manage and store energy including:

•  Industrial Efficiency

•  Manufacture and installation of energy efficient equipment and technologies (e.g., air conditioning/cooling HVAC systems, non-fossil fuel powered heating, smart meters, smart grids, and peak demand management technology etc.)

•  Energy Storage

•  Construction and operation of large-scale electricity storage (e.g., batteries, pumped hydro storage) that store electricity and return it at a later time in the form of electricity

•  Building Energy Efficiencies

•  Efficient water usage, waste management, and energy consumption

•  Energy efficiency and low carbon processes using renewable energy

•  Retrofitting existing buildings to improve efficiency

Area	Eligibility Criteria
Circular Economy Adapted Products, Production Technologies and Process

Investments that help reduce, recycle and prevent waste including the development, construction, operations and/ or manufacturing of products and production technologies from:

•  Collection and treatment facilities

•  Domestic and commercial sewage and waste collection, treatment and /or recycling facilities

Pollution Prevention and Control

Investments that prevent or control and prevent pollution, including:

•  Emission capture

•  Developing, expanding, or acquiring direct-air carbon or methane capture and storage projects

•  Emission and pollution reduction

•  Reduction of air emissions and greenhouse gas control

•  Soil remediation, waste prevention, waste reduction

Clean Transportation

Investments that facilitate clean private and public transportation:

•  Charging stations

•  Electric or hydrogen vehicles and charging stations

•  Electrified rails, trams and buses and charging stations

(1)

Other hydroelectricity facilities, refers to investments in hydroelectricity facilities that are > 25 MW. In these cases, we will assess the size, location, carbon intensity scoring, and risk (including environmental and social risks) associated with the investments. We will screen out investments that have life cycle GHG emissions of =/>100gCO2e/kWh and/or reservoir power density of <5W/m2. Our assessment will be subject to a separate project level green evaluation by a reputable third party.

(2)	Biomass generation feedstock will be limited to sources that do not deplete existing terrestrial carbon pools, such as agricultural or forestry residue.
(3)

Investments in these technologies/processes will seek to consider specifications in alignment with activity level technical screening criteria for climate mitigation as recommended within the EU taxonomy specified in Article 9 of Regulation (EU) 2020/852.

Process for Project Evaluation and Selection

Our Capital Markets and Treasury (“CMT”) team will be responsible for determining if an investment is an Eligible Investment. The CMT team will verify the suitability and eligibility of such investments in collaboration with internal experts and stakeholders, including our environmental, social and governance (“ESG”) team.

The CMT team will be responsible for:

•	Review and approval of the pool of Eligible Investments and any additions to the pool to ensure they meet the Eligibility Criteria;

•	Verify that Eligible Investments allocation have not duplicated from the BEP Group and/or any of its affiliate’s green financing programs;

•	Review and approval of the Framework and any changes to the Framework;

•	Review and approval of the annual Green Financing Report (as defined below) for Investors;

•	Review any second-party opinion that relates to the Framework (see “External Review”);

•	Coordinate third-party assurance (see “External Review”); and

•	Monitor any ongoing evolution related to green financing market practices.

The eligibility of investments will also consider factors such as financial, technical/operating, market, legal and ESG risks. In addition, our Code of Business Conduct and Ethics, Health, Safety, Security and Environmental Policy and ESG Policy set forth principles to guide behavior and standards that will inform the evaluation.

Management of Proceeds of This Offering

The net proceeds of this offering will be deposited to our general account and an amount equal to the net proceeds will be earmarked for allocation to Eligible Investments, including the potential redemption of the Partnership’s Series 15 Preferred Units as described above. We will record on an ongoing basis the allocation of the net proceeds of the offering to Eligible Investments through a green financing register established in accordance with the Framework. The register will be reviewed annually by the CMT team. Unallocated proceeds of the offering will be tracked and held in cash or cash equivalents in accordance with our policies and investment mandates.

Reporting

We will provide an annual update to investors of all green financing issuances, including, without limitation, the offering, in a dedicated annual green financing report available on our website (the “Green Financing Report”). The report will include the following information:

•	The net proceeds from the green financing issuances;

•	Aggregate amounts of proceeds allocated to each Eligible Investment; and

•	The balance of unallocated proceeds at the time of reporting.

Where feasible, the Green Financing Report will include qualitative and quantitative impact indicators. Examples of impact indicators that may be included are:

Eligible Categories	Example Impact reporting Metrics Options

Renewable Energy	• Installed capacity (MW) • Long term annual renewable energy generation (MWh/GWh or GJ/TJ) • Annual GHG emissions reduced or avoided (mt-CO2e)

Energy Efficiency	• Annual energy saving (MWh/GWh or GJ/TJ) • Annual GHG emissions reduced or avoided (mt-CO2e)

Circular Economy Adapted Products, Production Technologies, and Process

•  % increase in materials and products that are reusable, recyclable, or compostable

•  % of single use products replaced for reuses

•  % or absolute tons per annum of parts derived from redundant material

•  Annual absolute amount of waste or secondary materials recovered in tons per annum

Eligible Categories	Example Impact reporting Metrics Options
Pollution Prevention and Control	• Annual GHG emissions reduced (mt-CO2e) • CO2 captured (mt-CO2e) • Reduction of air pollutants

Clean Transportation	• Reduction of air pollutants

External Review

We obtained a second-party opinion on the Framework dated January 2024 (the “Framework Report”) to confirm alignment with the Green Bond Principles. The Framework Report is available on our website. The Framework Report is not incorporated into, and does not form part of, this prospectus supplement. Neither we nor the underwriters make any representation as to the suitability of the Framework Report. The Framework Report is not a recommendation to buy, sell or hold securities and is only current as of the date it was initially issued. We will review the Framework on a regular basis to align with updated versions of the Green Bond Principles. Such review may result in an update or amendment of the Framework. We will obtain an updated second-party opinion if the Framework is substantially amended.

On an annual basis, we intend to appoint a qualified independent third-party to provide assurance over the allocation of the net green financing proceeds to Eligible Investments in accordance with the Eligibility Criteria outlined in the Framework. The assurance statement will be published alongside our annual Green Financing Report.

CONSOLIDATED CAPITALIZATION

The following table sets forth the capital and consolidated indebtedness of the Partnership as at December 31, 2023:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (1) the issuance of the January 2024 Canadian Notes, and the use of proceeds therefrom; and (2) the sale of the Notes offered by this prospectus supplement and the anticipated use of proceeds therefrom (see “Use of Proceeds”), after deducting underwriting discounts and estimated expenses.

You should read this table in conjunction with the detailed information under the heading “Use of Proceeds” in this prospectus supplement.

	As at December 31, 2023
($ Millions)	Actual	As Adjusted
Cash and cash equivalent	$1,141	$
Corporate Borrowings
Credit facilities	—		—
Commercial paper(1)	183		—
Medium-term notes(1)	2,660		2,957
Non-recourse borrowings(2)	26,869		26,869

Total	29,712		29,826
Deferred income tax liabilities, net of deferred income tax assets	6,930		6,930
Equity
Non-controlling interests attributable to:
Preferred equity	583		583
Participating non-controlling interests — in operating subsidiaries	18,863		18,863
General partnership interests in a holding subsidiary held by Brookfield	55		55
Exchangeable Shares	2,479		2,479
Participating non-controlling interests – in a holding subsidiary – Redeemable/Exchangeable units held by Brookfield	2,684		2,684
Perpetual subordinated notes (3)	592
Preferred limited partners’ equity	760			(4)
Limited partners’ equity	3,963		3,963

Total equity	29,979

Total capitalization	$66,621	$

(1)

These amounts are guaranteed by the Partnership and/or the Existing Preferred Unit Guarantors but are unsecured. As adjusted amounts reflect the issuance by Brookfield Renewable Partners ULC, a subsidiary of the Partnership, of C$400 million (approximately US$297 million) aggregate principal amount of the January 2024 Canadian Notes, and the use of proceeds therefrom.

(2)	Asset-specific, non-recourse borrowings secured against the assets of certain Partnership subsidiaries.

(3)	Includes the Notes offered hereby on an as-adjusted basis.

(4)

Assumes the redemption of all of the Series 15 Preferred Units, which are redeemable by the Partnership on or after April 30, 2024. As of the date of this prospectus supplement, there is C$175,000,000 aggregate principal amount of Class A Preferred Limited Partnership Units, Series 15 outstanding.

DESCRIPTION OF THE NOTES

Brookfield BRP Holdings (Canada) Inc. (the “Issuer”) will issue $     aggregate principal amount of     % Perpetual Subordinated Notes (the “Notes”) under an indenture, dated April 15, 2021 (the “Base Indenture”), among the Issuer and the guarantors party thereto, including Brookfield Renewable Partners L.P. (the “Partnership” or “BEP”), Brookfield Renewable Energy L.P. (“BRELP”), BRP Bermuda Holdings I Limited (“LATAM Holdco”), Brookfield BRP Europe Holdings (Bermuda) Limited (“Euro Holdco”), BEP Subco Inc. (“Canada SubCo” and collectively with BEP, BRELP, LATAM Holdco and Euro Holdco, the “Guarantors”), and Computershare Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a third supplemental indenture, to be dated as of the date the Notes are originally issued (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantors and the Trustee. The Indenture and the Trustee are subject to the U.S. Trust Indenture Act of 1939, as amended. The Trustee will initially act as Paying Agent for the Notes.

The following is a summary of the material rights, privileges, restrictions, obligations and conditions attaching to the Notes and certain provisions of the Indenture and is intended to supplement, and to the extent inconsistent, to replace, the more general terms and provisions of the debt securities described in the accompanying base shelf prospectus, to which we refer you. This summary is qualified in its entirety by the provisions of the Indenture and the Notes. You should read the Indenture and the Notes in their entirety. Copies of the Indenture and the Notes may be obtained upon request to the Partnership at the address set forth under “Documents Incorporated by Reference.”

Unless otherwise indicated, defined terms used in this section apply only to this “Description of the Notes” section and not to any other sections of this prospectus supplement.

General

The Notes will be unsecured subordinated obligations of the Issuer and will initially be limited to up to $     aggregate principal amount, all of which will be issued under the Indenture. The Notes will bear interest at the rate of     % per annum from     , 2024, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on     , 2024.

The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Guarantors (such guarantees, collectively, the “Guarantees”).

The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date.

Further Issuance

The Notes will constitute a new series of Securities under the Indenture, initially limited to up to $     in aggregate principal amount. Under the Indenture, the Issuer may, from time to time, without the consent of the holders of the Notes, issue additional notes of the same series of Securities of which the Notes are a part from time to time in the future with terms (other than the Issue Date, issue price and, possibly, the First Call Date and the date interest starts accruing) identical to the Notes issued hereby. The Notes offered by this prospectus supplement and any additional notes of such series that we may issue in the future shall constitute a single series of Securities under the Indenture; provided that such additional notes shall only be issued if they are fungible with the original Notes for U.S. federal income tax purposes. This means that, in circumstances in which the Indenture provides for the holders of Securities of any series to vote or take any other action as a single class, the Notes offered hereby and any additional notes of such series of notes that we may issue by reopening such series will vote or take that action as a single class.

Interest

The Issuer will pay interest on the Notes on every January 30, April 30, July 30 and October 30 of each year during which the Notes are outstanding (each such quarterly date, an “Interest Payment Date”), subject to Optional Interest Deferral as described below in “— Optional Interest Deferral.”

The Issuer will pay interest on the Notes at a rate of     % per year in equal quarterly installments in arrears on each Interest Payment Date. Subject to Optional Interest Deferral as described below in “— Optional Interest Deferral,” the amount of interest payable on each Interest Payment Date will be in the amount of $     per $25 principal amount of Notes (“Interest Amount”).

The first interest period will begin on (and include) the date the Notes are originally issued (the “Issue Date”) and end on (but exclude) the first Interest Payment Date and each successive interest period will begin on (and include) an Interest Payment Date and end on (but exclude) the next succeeding Interest Payment Date (each, an “Interest Period”).

Interest for each Interest Period from the Issue Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Where it is necessary to calculate an amount of interest in respect of any Note for a period which is less than or equal to a complete Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Interest payments will be made to the persons or entities in whose names the Notes are registered at the close of business on January 15, April 15, July 15 and October 15 (in each case, whether or not a business day), as the case may be, immediately preceding the relevant Interest Payment Date. If an Interest Payment Date falls on a day that is not a business day, the Interest Payment Date will be postponed to the next business day, and no further interest will accrue in respect of such postponement.

Specified Denominations

The Notes will be issued only in minimum denominations of $25 and integral multiples of $25 in excess thereof.

Optional Interest Deferral

Interest which accrues during an Interest Period will be due and payable on the relevant Interest Payment Date, unless the Issuer elects, in its sole discretion, to defer the relevant payment of interest (in whole or in part). The Issuer may, at its discretion, elect to defer any payment of interest (in whole or in part) which is otherwise scheduled to be paid on an Interest Payment Date; provided that any such deferred interest shall become due and payable on the date the Issuer declares any distributions on any of the Issuer’s common shares or preferred shares. If the Issuer elects not to make all or part of any payment of interest on an Interest Payment Date, then it will not have any obligation to pay such interest on the relevant Interest Payment Date. Deferred interest will accrue, compounding on each subsequent Interest Payment Date, until paid.

Deferral of Interest Amounts will not constitute an Event of Default (as defined herein) or any other breach under the Notes, the Guarantees or the Indenture.

The Issuer will notify the holders of the Notes, the Trustee and, if required by the rules of any stock exchange on which the Notes are listed from time to time, such stock exchange, of any determination by it not to pay all or part of the Interest Amount which would otherwise fall due on an Interest Payment Date with respect to the Notes not more than 30 business days and not less than five business days prior to the relevant Interest Payment Date.

Restrictions on the Payment of Distributions and Retirement of Units

Unless the Issuer has paid all accrued and payable interest on the Notes, the Partnership will not:

(i)	declare any distributions on the Distribution Restricted Units or pay any interest on any Parity Indebtedness (other than unit distributions on Distribution Restricted Units);

(ii)

redeem, purchase or otherwise retire Distribution Restricted Units or Parity Indebtedness (except (a) with respect to Distribution Restricted Units, out of the net cash proceeds of a substantially concurrent issue of Distribution Restricted Units or (b) pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Distribution Restricted Units); or

(iii)

make any payment to holders of any of the Distribution Restricted Units or any Parity Indebtedness in respect of distributions not declared or paid on such Distribution Restricted Units or interest not paid on such Parity Indebtedness, respectively;

provided that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the Notes.

Unless the Issuer has paid all accrued and payable interest on the Notes, the Issuer will not:

(i)	declare any distributions on any common shares, preferred shares or Parity Indebtedness of the Issuer;

(ii)

redeem, purchase or otherwise retire any common shares, preferred shares or Parity Indebtedness of the Issuer (except pursuant to any purchase obligation, retraction privilege or mandatory redemption provisions attaching to any preferred shares of the Issuer); or

(iii)	make any payment to holders of any Parity Indebtedness in respect of interest not paid on such Parity Indebtedness;

provided that the foregoing does not restrict the Issuer from (x) issuing any common or preferred shares in connection with any such distribution, redemption, purchase or retirement or (y) making any distributions or paying any indebtedness or other obligations that are owing to the Partnership or any subsidiary of the Partnership; provided, further, that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the Notes.

“BEP LP Units” means the non-voting limited partnership units of the Partnership, and any units of the Partnership ranking pari passu with or junior to the non-voting limited partnership units of the Partnership.

“BEP Preferred Units” means preferred limited partnership units of the Partnership, including the Class A Preferred Limited Partnership Units of the Partnership, and any securities expressly ranking pari passu with the BEP Preferred Units.

“Distribution Restricted Units” means the BEP LP Units and the BEP Preferred Units.

“Parity Indebtedness” means (i) any class or series of the Partnership’s indebtedness currently outstanding or hereafter created which expressly ranks on a parity with the Partnership’s guarantee of the Notes and (ii) any class or series of the Issuer’s indebtedness currently outstanding or hereafter created which expressly ranks on a parity with the Notes.

Redemption Provisions

No Fixed Maturity Date or Fixed Redemption Date

The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date and the Issuer shall only have the right to redeem the Notes in accordance with “—Optional Redemption”, “—Optional Rating Event Redemption”, “—Optional Tax Redemption” as described below or otherwise in accordance with the terms of the Notes. If a redemption date falls on a day that is not a business day, any payment of interest or principal on the Notes, as applicable, will be postponed to the next business day, and no further interest will accrue in respect of such postponement.

Optional Redemption

On     , 2029 (the “First Call Date”) and at any time and from time to time thereafter, subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole or in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, which will be set forth in the related notice of redemption, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied). In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.

Optional Rating Event Redemption

At any time, within 180 days following the occurrence of a Rating Event, subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied); provided, that such redemption date may not be delayed for more than 180 days following the occurrence of a Rating Event. The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.

A “Rating Event” shall be deemed to occur if any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended) that publishes a rating for the Notes (together the “Rating Agencies” and each a “Rating Agency”) following the initial rating of the Notes by such Ratings Agency, amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (a) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency.

Optional Tax Redemption

At any time, after the occurrence of a Tax Event, subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied). The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.

A “Tax Event” means, in the opinion of counsel of a nationally recognized law firm in the applicable jurisdiction experienced in such matters, as a result of (i) any amendment or change to the laws (or any regulations or rulings thereunder) of any Relevant Taxing Jurisdiction (as defined below) or any applicable tax treaty or (ii) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (i) and (ii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the Notes (or if the Relevant Taxing Jurisdiction has changed since the issue date of the Notes, the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable) that has retroactive effect to a date prior to the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable)), but excluding, either: (a) the Issuer or any Guarantor (as applicable) is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority; provided that this clause (a) shall not apply in respect of the deductibility of interest on the Notes; or (b) the Issuer or any Guarantor (as applicable) has been or will be on the next Interest Payment Date obligated to pay Additional Amounts (as defined below). Provided that, a Tax Event shall only occur with respect to the Hybrid Mismatch Proposals if (x)(i) the Hybrid Mismatch Proposals (as defined herein) are enacted in the form set out in the Tax Proposals (as defined herein) or in a substantially similar form, (ii) the relevant taxing authority issues, in writing, an assessment, reassessment, or any notice or proposal to issue an assessment or reassessment on the basis that interest payable on the Notes is subject to withholding tax under Part XIII of the Tax Act, and (iii) the Issuer uses reasonable efforts to respond in writing to such action, and the matter has not been withdrawn by the relevant taxing authority or otherwise resolved within 90 days of the last written correspondence made by the Issuer, or (y)(i) there is an adverse application, administrative position, or published interpretation of the Hybrid Mismatch Proposals (including any judicial decision rendered by a court of competent jurisdiction with respect to such Hybrid Mismatch Proposals) in respect of instruments having substantially similar facts as the Notes by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, and (ii) the Issuer provides an opinion of counsel of a nationally recognized law firm in the relevant jurisdiction experienced in such matters that it is reasonably likely that such adverse position would result in the Hybrid Mismatch Proposals applying to the Notes.

Conditions to a Rating Event or Tax Event Redemption

Prior to the publication of any notice of redemption pursuant to the provisions set forth under “—Redemption Provisions” (other than redemption pursuant to “—Redemption Provisions—Optional Redemption”), the Issuer will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent, including the relevant requirement or circumstance giving rise to the right to redeem, are satisfied. The Trustee may rely absolutely upon and shall be entitled to accept such Officer’s Certificate without any liability to any person for so doing and without any further inquiry as sufficient evidence of the satisfaction of the conditions precedent set out in such paragraphs, in which event it shall be conclusive and binding on the holders of the Notes.

Any redemption of the Notes shall be conditional on all outstanding accrued and unpaid interest on the Notes up to, but excluding, such redemption date being paid in full on or prior to the date thereof.

The Trustee is under no obligation to ascertain whether any Rating Event or Tax Event or any event which could lead to the occurrence of, or could constitute, any such Rating Event or Tax Event, as the case may be, has occurred and, until it receives an Officer’s Certificate and Opinion of Counsel pursuant to the Indenture to the contrary, the Trustee may assume that no such event has occurred.

Intent-Based Replacement Disclosure

In the event that the Issuer redeems or purchases any of the Notes, the Issuer intends (without thereby assuming a legal obligation) to do so only to the extent the aggregate redemption or purchase price is equal to or less than the net proceeds, if any, received by the Issuer from new issuances during the period commencing on the 365th or 366th calendar day, depending upon the actual number of days in the applicable year, prior to the date of such redemption or purchase of securities which are assigned by DBRS (or any of its subsidiaries or any successor in business thereto from time to time) at the time of sale or issuance, an aggregate equity credit that is equal to or greater than the equity credit assigned to the Notes to be redeemed or repurchased (but taking into account any changes in hybrid capital methodology or another relevant methodology or the interpretation thereof since the issuance of the Notes), unless the Notes are redeemed pursuant to a Rating Agency Event (to the extent it is triggered by a change of methodology at DBRS (or any of its subsidiaries or any successor in business thereto from time to time)) or a Tax Event.

Rank and Subordination Provisions

Ranking and Subordination of the Notes

The Notes will be direct unsecured subordinated obligations of the Issuer. The obligations of the Issuer under the Notes will be contractually subordinated in right of payment to all present and future Issuer Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of the Issuer’s subsidiaries. The payment of principal, premium (if any) and interest and certain other amounts on the Notes will rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity (including preferred equity) that has been issued by any Guarantor or Brookfield Renewable Power Preferred Equity Inc. (“BRP”) (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such person) but will be subordinated in right of payment to all present and future Issuer Senior Indebtedness. The obligations of the Issuer under the Notes will be structurally subordinate to all indebtedness and obligations of the Issuer’s subsidiaries.

“Issuer Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:

•	all indebtedness, liabilities and obligations of the Issuer, whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed; and

•	all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Issuer Senior Indebtedness will not include the Notes, all obligations of the Issuer in respect of any equity (including any preferred equity) that has been issued by any Guarantor, and any indebtedness, liabilities or obligations of the Issuer that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the Notes.

As of December 31, 2023, the Issuer Senior Indebtedness totaled approximately $2.8 billion.

Ranking and Subordination of the Guarantees

The Notes will be fully and unconditionally guaranteed, on a subordinated and joint and several basis, as to payment of principal, premium (if any) and interest and certain other amounts, by each Guarantor. The obligations of each Guarantor under its Guarantee will be contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are the Issuer or other Guarantors). The obligations of each Guarantor under its Guarantee will rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that has been issued by the Issuer, any other Guarantor or BRP (including pursuant to any guarantee by such Guarantor of the existing equity obligations of any such person), but will be subordinated in right of payment to all present and future Guarantor Senior Indebtedness. The obligations of each Guarantor under its Guarantee will be structurally subordinate to all indebtedness and obligations of their subsidiaries.

“Guarantor Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:

•

all indebtedness, liabilities and obligations of each Guarantor (as applicable), whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed (including any such indebtedness, liabilities or obligations that are guaranteed by each Guarantor (as applicable)); and

•	all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Guarantor Senior Indebtedness will not include the guarantee by each Guarantor of the Notes, the obligations of each Guarantor in respect of any equity (including any preferred equity) that has been issued by the Issuer or any Guarantor, and any indebtedness, liabilities or obligations of each Guarantor that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to guarantee by each Guarantor of the Notes.

As of December 31, 2023, Guarantor Senior Indebtedness totaled approximately $2.8 billion. In addition, on January 10, 2024, Brookfield Renewable Partners ULC, a subsidiary of the Partnership, issued C$400 million (approximately US$297 million) aggregate principal amount of the January 2024 Canadian Notes, the guarantee of which constitutes Guarantor Senior Indebtedness.

In the event and during the continuation of any default in the payment of any Issuer Senior Indebtedness or any Guarantor Senior Indebtedness, as applicable, that is due and payable, or in the event that any event of default with respect to any Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall have occurred and be continuing permitting the holders of such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable (or the Trustees on behalf of the holders of such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable) to declare such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, due and payable prior to the date on which it would otherwise have become due and payable, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist and any such declaration and its consequences shall have been rescinded or annulled, then no payment may be made by the Issuer or the applicable Guarantors on account of the principal of, premium (if any), interest or any other amounts on the Notes or on account of the purchase or other acquisition of the Notes.

In the event that any payment or distribution of any character, whether in cash, securities, or other property, shall be received by the Trustee or any holder of Notes in contravention of the subordination provisions set out in the Indenture, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid to the extent necessary to pay all such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, in full. In the event of the failure of the Trustee or any holder of Notes to endorse or assign any such payment, distribution, or any security or property related thereto, each holder of Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, will be irrevocably authorized to endorse or assign the same.

Event of Default

An event of default in respect of the Notes will occur only if:

(i)

an event where a decree or order of a court having jurisdiction is entered in respect of the bankruptcy or insolvency of the Issuer or the Partnership under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or ordering the winding-up or liquidation of the affairs of the Issuer or the Partnership and any such decree or order continues unstayed and in effect for a period of 60 days;

(ii)

an event where a resolution of shareholders or unitholders of the Issuer or the Partnership, as applicable, is passed for the winding-up or liquidation of the Issuer or the Partnership, except in the course of carrying out or pursuant to a Transaction in respect of which the conditions under “Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance” below have been duly observed and performed; or

(iii)

an event where the Issuer or the Partnership institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to or does not oppose the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to or does not oppose the filing of any such petition, or if the Issuer or the Partnership makes a general assignment for the benefit of creditors, and any such proceeding, decree or order continues unstayed and in effect for a period of 60 days

(each of (i), (ii) and (iii), an “Event of Default”).

If an Event of Default occurs, the principal amount of the Notes will automatically, and without any action by the trustee or any holder thereof, become immediately due and payable. Other than pursuant to the redemption events discussed in “–Redemption Provisions” above, the Issuer or the Partnership, as applicable, shall become obligated to pay accrued and unpaid interest at the time of the distribution of the assets of the Issuer or the Partnership, as applicable, arising from an Event of Default.

For the avoidance of doubt, holders of Notes will have no right of acceleration in the case of a default in the payment of any amount due on the Notes or any default in the performance of any covenant of the Issuer or any of the Guarantors in the Indenture, although a legal action could be brought to enforce such covenant.

Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance

Pursuant to the Indenture, neither the Issuer nor the Partnership (in each case for purposes of this paragraph, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) (a “Transaction”) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (in each case for purposes of this paragraph, a “Successor”) unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the Indenture in respect of the Notes, and in the case of the Partnership, its subordinated guarantee of the Notes and (ii) the Notes will be valid and binding obligations of the Successor, entitling the holders thereof, as against the Successor, to all the rights of holders of Notes under the Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the holders of the Notes or to the rights and powers of the Trustee under the Indenture; provided, however, that such restrictions are not applicable to any transaction by or among the Issuer, any of the Guarantors and/or any one or more of their subsidiaries.

In the event that any Successor is formed or organized outside of Canada or Bermuda, the applicable supplemental indenture in respect of such Successor shall include a provision for (i) the payment of Additional Amounts (as defined below) in the form substantially similar to that described in “— Payment of Additional Amounts” below, with such modifications (including to the definition of “Relevant Taxing Jurisdiction”) as the Issuer, the Partnership and such Successor reasonably determine are customary and appropriate for U.S. bondholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Successor under or with respect to the Notes, including any exceptions thereto as the Issuer, the Partnership and such Successor shall reasonably determine would be customary and appropriate for U.S. bondholders and (ii) the right of any issuer to redeem the Notes at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that Additional Amounts become payable by a Successor in respect of the Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture.

No Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

Payment of Additional Amounts

All payments made by the Issuer or any Guarantor under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of Canada or Bermuda or of any province or territory therein or thereof or by any authority or agency therein or thereof having power to tax (a “Relevant Taxing Jurisdiction”), unless the Issuer or any Guarantor (as applicable) is required to withhold or deduct taxes by the laws of the Relevant Taxing Jurisdiction or by the interpretation or administration thereof. If the Issuer or any Guarantor is so required to withhold or deduct any amount for or on account of taxes imposed or levied by a Relevant Taxing Jurisdiction from any payment made by it under or with respect to the Notes, the Issuer or such Guarantor (as applicable) will pay such additional amounts (hereinafter “Additional Amounts”) as may be necessary so that the net amount received (including Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such taxes in respect of such Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the Note, being a person with whom the Issuer or any Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Tax Act”)), (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein other than the mere ownership, or receiving payments under or enforcing any rights in respect of such note as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein, (iii) by reason of such holder or beneficial owner being a “specified shareholder” of the Issuer or not dealing at arm’s length with a “specified shareholder” of the Issuer as defined in subsection 18(5) of the Tax Act, or (iv) by reason of such holder or beneficial owner being a “specified entity” in respect of the Issuer or any Guarantor as defined in proposals to amend the Tax Act with respect to “hybrid mismatch arrangements” contained in Bill C-59 tabled in Parliament on November 30, 2023; (b) any tax that is levied or collected other than by withholding from payments on or in respect of the Notes; (c) any Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders of the Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the Notes, except to the extent that the holder or beneficial owner of the Notes would have been entitled to such Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax; (e) any tax imposed to the extent resulting from the failure of a holder or beneficial owner to comply with certification, identification, declaration or similar reporting requirements concerning the nationality, residence, identity or connection with Canada or any province or territory thereof or therein of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).

The Issuer or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. The Issuer or any Guarantor (as applicable) will furnish to the holders of the Notes, within 30 days after the date the payment of any taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. The Issuer and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any taxes (other than any taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the Notes which have not been withheld or deducted and remitted by the Issuer or any Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any taxes (other than any taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.

Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption amount, purchase price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Trustee and the Paying Agent

The “Place of Payment” for the Notes will be at the address of the Trustee, currently located at 6200 S. Quebec St., Greenwood Village, Colorado 80111. The Trustee has not participated in the preparation of this prospectus supplement or makes any representation or warranty as to the accuracy or validity of the information contained herein.

Governing Law

The Notes, the Guarantees and the Indenture will be governed by the laws of the state of New York.

Book-Entry Only Form

Upon issuance, the Notes will be represented by one or more fully registered global securities (the “Global Securities”) registered in the name of Cede & Co. (the nominee of The Depository Trust Company (the “Clearing Agency”)), or such other name as may be requested by an authorized representative of the Clearing Agency. The authorized denominations of each Note will be $25 and integral multiples of $25 in excess thereof. Accordingly, the Notes may be transferred or exchanged only through the Clearing Agency and its Participants. Except as described below, owners of beneficial interests in the Global Securities will not be entitled to receive the Notes in definitive form.

Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect Participants in the Clearing Agency. Holders of the Notes may elect to hold interests in the Notes in book-entry form through either the Clearing Agency in the U.S. or Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Clearing Agency.

Each person owning a beneficial interest in a Global Security must rely on the procedures of the Clearing Agency and, if such person is not a Participant, on the procedures of the participant through which such person owns its interest in order to exercise any rights of a holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing the Notes.

The following is based on information furnished by the Clearing Agency:

The Clearing Agency is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Exchange Act. The Clearing Agency holds securities that its Participants deposit with the Clearing Agency. The Clearing Agency also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. These direct Participants (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Clearing Agency is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for the Clearing Agency, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Clearing Agency’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Clearing Agency and its Participants are on file with the SEC.

Purchases of the Notes under the Clearing Agency’s system must be made by or through Direct Participants, which will receive a credit for such Notes on the Clearing Agency’s records. The ownership interest of each actual purchaser of each Note represented by a Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from the Clearing Agency of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing the Notes will not receive the Notes in definitive form representing their ownership interests therein, except in the event that use of the book-entry system for such Notes is discontinued.

To facilitate subsequent transfers, the Global Securities representing the Notes which are deposited with the Clearing Agency are registered in the name of the Clearing Agency’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Clearing Agency. The deposit of Global Securities with the Clearing Agency and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. The Clearing Agency has no knowledge of the actual Beneficial Owners of the Global Securities representing the Notes; the Clearing Agency’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Clearing Agency to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Clearing Agency nor Cede & Co. (nor such other nominee of the Clearing Agency) will consent or vote with respect to the Global Securities representing the Notes. Under its usual procedures, the Clearing Agency mails an “omnibus proxy” to the Issuer as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium (if any), interest and certain other amounts payable on the Global Securities representing the Notes will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Clearing Agency). The Clearing Agency’s practice is to credit Direct Participants’ accounts, upon the Clearing Agency’s receipt of funds and corresponding detailed information from the Issuer or the Trustee, on the applicable payment date in accordance with their respective holdings shown on the Clearing Agency’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of the Clearing Agency, the Trustee or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium (if any), interest and certain other amounts to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Clearing Agency) is the responsibility of the Issuer or the applicable Trustee (provided it has received funds from the Issuer), disbursement of such payments to Direct Participants shall be the responsibility of the Clearing Agency, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

The Clearing Agency may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Issuer or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Notes in definitive form are required to be printed and delivered to each holder.

The Issuer may decide to discontinue use of the system of book-entry transfers through the Clearing Agency (or a successor securities depositary). In that event, the Notes in definitive form will be printed and delivered.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”), and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the Offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the Clearing Agency for Clearstream.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”), and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (“Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payment with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear System.

The information in this section concerning the Clearing Agency and the Clearing Agency’s book-entry system, Clearstream and Euroclear has been obtained from sources that the Issuer and the Guarantors believe to be reliable, but is subject to any changes to the arrangements between the Issuer and the Clearing Agency and any changes to such procedures that may be instituted unilaterally by the Clearing Agency, Clearstream and Euroclear.

Transfers

Transfers of ownership of the Notes will be effected only through records maintained by the Clearing Agency for such Notes with respect to interests of Participants and on the records of Participants with respect to interests of persons other than Participants. Holders of the Notes who are not Participants, but who desire to purchase, sell or otherwise transfer ownership of or other interests in the Notes, may do so only through Participants. The ability of a holder to pledge Notes or otherwise take action with respect to such holder’s interest in Notes (other than through a Participant) may be limited due to the lack of a physical certificate. See “Risk Factors — Risks Relating to the Notes — There is no assurance that an active trading market will develop in the Notes.” The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any note (including any transfers between or among participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Payments and Deliveries

As long as the Clearing Agency is the registered owner of the Notes, the Clearing Agency will be considered the sole owner of the Notes for the purposes of receiving payments on the Notes. Payments of interest in respect of the Notes will be made by the Issuer to the Clearing Agency as the registered holder of the Notes and the Issuer understands that such payments will be forwarded by the Clearing Agency to Participants in accordance with the applicable procedures of the Clearing Agency. As long as the Notes are held in the Clearing Agency’s book-entry only system, the responsibility and liability of the Trustee, the Issuer and/or the Guarantors in respect of the Notes is limited to making payment of any amount due on the Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax consequences generally applicable to the ownership and disposition of Notes by a U.S. Holder (as defined below). This summary applies to you only if you acquire Notes in this offering and you hold your Notes as capital assets for U.S. federal income tax purposes. This section addresses only U.S. federal income taxation and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including estate and gift, foreign, state, or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a holder subject to special rules, such as:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a financial institution, real estate investment trust, or regulated investment company;

•	an insurance company;

•	a tax-exempt organization, qualified retirement plan, individual retirement account, or other tax-deferred account;

•

a person that directly, indirectly, or constructively (including by reason of owning an equity interest in the Partnership, Brookfield Corporation or Brookfield Asset Management Ltd.) owns 10% or more of the combined voting power of the Issuer’s voting stock or of the total value of the Issuer’s stock (including any instrument treated as equity for U.S. federal income tax purposes, such as the Notes);

•	a person holding the Notes as part of a hedging transaction, “straddle,” conversion transaction, constructive sale, or other integrated transaction;

•	a U.S. expatriate;

•	a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes, or a partner therein;

•	a U.S. Holder whose functional currency for tax purposes is not the U.S. dollar; or

•	a person subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of you and your partners generally will depend on the status of the partners and your activities. If you are a partnership owning the Notes or a partner in such a partnership, you are urged to consult your tax adviser as to the particular U.S. federal income tax consequences to you of owning the Notes.

This discussion is based on the Code, final, temporary, and proposed Treasury regulations thereunder (the “Treasury Regulations”), administrative pronouncements, and judicial decisions, all as in effect on the date hereof. All of the foregoing authorities are subject to differing interpretations or change (possibly with retroactive effect), and any such differing interpretations or change may result in U.S. federal income tax consequences to you that are materially different from those described herein. No ruling from the IRS has been or will be sought with respect to the matters described below, and the IRS, or a court, may take a different view of the consequences described below.

This discussion does not address any aspect of state, local, or non-U.S. taxation, or any taxes other than U.S. federal income taxes. You are urged to consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction.

For purposes of this discussion, you are a “U.S. Holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:

•	a citizen or individual who is a resident of the United States;

•	a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Notes, and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. No statutory, regulatory, judicial, or administrative authority directly addresses how the Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Notes are uncertain. U.S. Holders are urged to consult their tax advisers with respect to the U.S. federal, state, local, and non-U.S. tax consequences of the ownership and disposition of Notes.

Characterization of the Notes for U.S. Federal Income Tax Purposes

No authority directly addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes. The Issuer believes, and the discussion below assumes, that the Notes will be treated as equity of the Issuer for U.S. federal income tax purposes. This characterization will be binding on a holder of Notes, unless the holder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return. This characterization, however, is not binding on the IRS.

Payments of Interest

In general, the gross amount of each payment of interest on the Notes will be included in your gross income as a dividend to the extent paid out of the Issuer’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” to the extent that the amount of any such payment exceeds the Issuer’s current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in the Notes, and to the extent the amount of such payment exceeds your tax basis, the excess will be treated as capital gain.

Interest payments made with respect to the Notes that are treated as dividends for U.S. federal income tax purposes generally should be taxable to non-corporate U.S. Holders at the preferential rates applicable to long-term capital gains if the dividends constitute “qualified dividend income.” To be eligible for these reduced rates, such holders generally must hold the Notes for more than 60 days during the 121-day period beginning 60 days before the applicable interest payment date and meet other holding period requirements. Assuming such holding period requirements are met, a payment treated as a dividend generally will be qualified dividend income, provided that, in the taxable year the payment is received, (i) the Notes are readily tradable on an established securities market in the United States and (ii) the Issuer is not treated as a PFIC for such taxable year or for the preceding taxable year. See the discussion under “— Passive Foreign Investment Company Considerations.” The Issuer will apply to list the Notes on the NYSE, and therefore expects that payments with respect to the Notes that are treated as dividends will be qualified dividend income, but there can be no assurance that the Notes will be listed and actively traded on the NYSE. Amounts paid with respect to the Notes will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

The amount of an interest payment on the Notes will include amounts, if any, withheld in respect of Canadian taxes and any Additional Amounts paid in respect of such withholding taxes. For more information on Canadian withholding taxes, see the discussion under “— Canadian Federal Income Tax Considerations” in this prospectus. Amounts paid with respect to the Notes generally will be considered foreign-source income to U.S. Holders and generally will be “passive category income” for purposes of computing the foreign tax credit allowable to you. Subject to applicable limitations, some of which may vary according to your circumstances, Canadian income taxes withheld from interest payments on the made Notes to you and not eligible for an exemption from Canadian withholding tax (under an applicable income tax treaty or otherwise) will be creditable against your U.S. federal income tax liability. The rules governing foreign tax credits are complex, and you are urged to consult a tax adviser regarding the creditability of foreign taxes in your particular circumstances.

Sale or Disposition of the Notes

Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” you generally will recognize capital gain or loss upon the sale, exchange, or other taxable disposition of your Notes in an amount equal to the difference between the U.S. dollar value of the amount realized at such time and your adjusted tax basis in the Notes. In general, your adjusted tax basis in your Notes will be equal to the price you paid for them. Such capital gain or loss will be long-term capital gain or loss if you held your Notes for more than one year. Long-term capital gain of a non-corporate U.S. Holder of the Notes generally is taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders generally are expected to be subject to such capital gain or loss treatment upon a redemption of the Notes, except that a U.S. Holder that actually or constructively continues to own equity of the Issuer following a redemption (including, for example, by reason of owning an equity interest in the Partnership, Brookfield Corporation or Brookfield Asset Management Ltd.) may be subject to Section 302 of the Code, which could cause the redemption proceeds to be treated as dividend income. Any such holder is urged to consult a tax adviser regarding the tax treatment of a redemption of the Notes.

Passive Foreign Investment Company Considerations

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if the Issuer is treated as a PFIC for any taxable year in which the U.S. Holder holds Notes. In general, a non-U.S. corporation, such as the Issuer, will be treated as a PFIC for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income consists of certain types of “passive income” or (ii) 50% or more of the value of its assets is attributable to assets that produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains.

Based on its current and expected income, assets, and activities, the Issuer does not expect to be classified as a PFIC for the current taxable year, nor does it expect to become a PFIC in the foreseeable future. However, the determination of whether the Issuer is or will be a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations. Because the PFIC determination depends upon the composition of the Issuer’s income and assets and the nature of its activities from time to time and must be made annually as of the close of each taxable year, there can be no assurance that the Issuer will not be classified as a PFIC for any taxable year, or that the IRS or a court will agree with the Issuer’s determination as to its PFIC status.

In general, if the Issuer were a PFIC for any taxable year during a U.S. Holder’s holding period for the Notes, then gain recognized by such U.S. Holder upon the sale or other taxable disposition of the Notes would be allocated ratably over the U.S. Holder’s holding period for the Notes. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before the Issuer became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its Notes were to exceed 125% of the average of the annual distributions on the Notes received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. If the Issuer were classified as a PFIC for any taxable year during a U.S. Holder’s holding period for the Notes, the Issuer generally would continue to be treated as a PFIC with respect to such holder in all succeeding years, even if the Issuer ceased to satisfy the requirements for being a PFIC. In addition, if the Issuer were classified as a PFIC with respect to a U.S. Holder, to the extent any of the Issuer’s subsidiaries were also PFICs, such holder might be deemed to own shares in any such lower-tier PFICs directly or indirectly owned by the Issuer.

Certain elections may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. If a U.S. Holder were to make an election to treat such holder’s interest in the Issuer as a “qualified electing fund” (a “QEF election”) for the first year such holder were treated as holding such interest, then in lieu of the tax consequences described in the preceding paragraph, the U.S. Holder would be required to include in income, for each taxable year that the Issuer were classified as a PFIC, a portion of the ordinary earnings and net capital gains of the Issuer, even if not distributed to the holder. To make a QEF election, a U.S. Holder must, among other things, obtain a PFIC annual information statement from the Issuer and prepare and submit IRS Form 8621 with such U.S. Holder’s annual income tax return. If, contrary to the Issuer’s expectations, it determines that it is a PFIC for any taxable year, then to the extent reasonably practicable, the Issuer intends to timely provide U.S. Holders with information related to the PFIC status of itself and each non-U.S. subsidiary it is able to identify as a PFIC, including information necessary to make a QEF election with respect to each such entity.

In lieu of making a QEF election, if the Issuer is a PFIC for any taxable year and the Notes are treated as “marketable stock” in such year, then you may avoid the unfavorable rules described above by making a mark-to-market election with respect to your Notes. The Notes will be marketable if they are regularly traded on certain qualifying stock exchanges, including the NYSE. The Notes will be considered to be regularly traded (i) during the current calendar year, if they are traded, other than in de minimis quantities, on at least 1/6 of the days remaining in the quarter in which the offering occurs and on at least 15 days during each remaining quarter (if any) of the calendar year, and (ii) during any other calendar year, if they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. In general, if you were to timely make the mark-to-market election, you would include as ordinary income each year the excess, if any, of the fair market value of your Notes at the end of the taxable year over your adjusted basis in your Notes. You would also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your Notes over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Notes would be adjusted to reflect any such income or loss. Any gain that you recognize on the sale or other disposition of your Notes would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss. Once made, a mark-to-market election cannot be revoked without the consent of the IRS, unless the Notes cease to be marketable stock. No assurance can be provided that the Notes will qualify as marketable stock or that a mark-to-market election will be available with respect to the Notes. The Issuer generally does not expect the mark-to-market election to be available with respect to any non-U.S. subsidiary classified as a PFIC.

Subject to certain exceptions, a U.S. person that owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects. You are urged to consult your tax adviser regarding the application of the PFIC rules, including the foregoing filing requirements, as well as the advisability of making any available election under the PFIC rules, with respect to your ownership and disposition of the Notes.

Specified Foreign Financial Assets

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value exceeding certain thresholds generally are required to report certain information regarding such assets by filing IRS Form 8938 with their U.S. federal income tax returns. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. U.S. Holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors are urged to consult their tax advisers concerning the application of these rules to their investment in the Notes.

Information Reporting and Backup Withholding

Payments on the Notes made to a U.S. Holder and proceeds from the sale or other disposition of the Notes may be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

CERTAIN CANADIAN INCOME TAX CONSIDERATIONS

In the opinion of Torys LLP, counsel to the Issuer, and Goodmans LLP, Canadian counsel to the underwriters (together, “Counsel”), the following is a general summary of the principal Canadian federal income tax considerations generally applicable under the Tax Act to a beneficial owner of Notes (including entitlement to all payments thereunder) acquired hereunder who, at all relevant times, for the purposes of the Tax Act, (i) is not, and is not deemed to be, a resident of Canada, (ii) deals at arm’s length and is not affiliated with the Issuer, the Guarantors, their respective affiliates and the underwriters, (iii) does not use or hold and is not deemed to use or hold Notes in or in the course of carrying on business in Canada, (iv) deals at arm’s length with any person resident in Canada to whom the beneficial owner disposes of a Note, (v) is not a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of the Issuer or a person who does not deal at arm’s length with such a specified shareholder, and (vi) is not an entity in respect of which the Issuer or any Guarantor is a “specified entity” (within the meaning of proposed subsection 18.4(1) of the Tax Act as contained in the Hybrid Mismatch Proposals (as defined herein) (a “Non-Resident Holder”). Special rules, which are not discussed below, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere, or that is an “authorized foreign bank” as defined in the Tax Act. Such Non-Resident Holders should consult their own tax advisors. This summary assumes that no interest paid on the Notes will be in respect of a debt or other obligation to pay an amount to a person with whom the Issuer does not deal at arm’s length within the meaning of the Tax Act.

This summary is based on the facts set out in this prospectus supplement, the current provisions of the Tax Act and the regulations thereunder (the “Regulations”) in force at the date of this prospectus supplement and Counsel’s understanding of the current administrative policies and assessment practices published in writing by the Canada Revenue Agency (the “CRA”) prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), including Tax Proposals contained in Bill C-59 tabled in Parliament on November 30, 2023 with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Proposals”), and assumes that all Tax Proposals will be enacted in the form proposed. However, there can be no assurance that the proposed amendments will be implemented in their current form or at all. This summary does not otherwise take into account or anticipate any changes of law or practice, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessment practices of the CRA, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ significantly from those discussed herein.

This summary does not address the possible application of the Hybrid Mismatch Proposals to a Non-Resident Holder (i) that disposes of a Note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” (as defined in the Hybrid Mismatch Proposals) with respect to the Non-Resident Holder or in respect of which the Non-Resident Holder is a “specified entity”, or (ii) that disposes of a Note under, or in connection with a “structured arrangement” (as defined in the Hybrid Mismatch Proposals). Such Non-Resident Holders should consult their own tax advisors.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder and no representations with respect to the income tax consequences to any particular Non-Resident Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in the Notes should consult their own tax advisors with respect to their own particular circumstances.

The Notes should be treated as debt obligations for Canadian federal income tax purposes and, accordingly, subject to the discussion below regarding the Hybrid Mismatch Proposals, interest (or amounts considered for the purposes of the Tax Act to be interest) that is paid or credited, or deemed to be paid or credited, to a Non-Resident Holder should not be subject to non-resident withholding tax and no non-resident withholding tax should apply to the proceeds received by a Non-Resident Holder on a disposition of a Note, including a redemption, payment on maturity or repurchase.

Generally, having regard to the characterization of the Notes as debt obligations, no other tax on income or gains under the Tax Act should be payable by a Non-Resident Holder on interest, principal, premium, bonus or penalty on a Note or on the proceeds received by a Non-Resident Holder on the disposition of a Note, including a redemption, payment on maturity or repurchase.

Hybrid Mismatch Proposals

If an amount paid or credited as interest to a Non-Resident Holder on the Notes were to be non-deductible by the Issuer or Guarantor in computing its income as a result of the application of proposed subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by such Issuer or Guarantor as a dividend, and not to have been paid by such Issuer or Guarantor as interest. Any such amount deemed to be paid as a dividend would be subject to non-resident withholding tax under Part XIII of the Tax Act at the rate of 25%, subject to possible reduction under the terms of an applicable income tax treaty or convention.

Proposed subsection 18.4(4) would only apply if a payment of interest by such Issuer or Guarantor on the Notes constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Tax Act.

A payment of interest by the Issuer or Guarantor to a Non-Resident Holder on the Notes should only be considered to arise under a “hybrid mismatch arrangement” if the payment arises under, or in connection with, a “structured arrangement” as defined in proposed subsection 18.4(1) of the Tax Act. The Notes may be a “structured arrangement” if it can reasonably be considered, having regard all the facts and circumstances, including the terms and conditions of the Notes, that either (i) any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in proposed subsection 18.4(6) of the Tax Act is reflected in the pricing of the Notes, or (ii) the Notes were otherwise designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch”. The two preceding conditions involve determinations which are inherently factual in nature. Having regard to its analysis of publicly available pricing data and its understanding of the reasons for which the terms and conditions of the Notes were established, the Issuer has advised Counsel that it believes neither of the foregoing conditions should be satisfied in the present circumstances. On this basis, counsel believes that payments of interest by the Issuer or Guarantor to a Non-Resident Holder on the Notes should not be considered to arise under a “hybrid mismatch arrangement”.

UNDERWRITING

Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, at the public offering price less the underwriters’ fee set forth on the cover page of this prospectus supplement, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes ($)
Wells Fargo Securities, LLC	$
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering, when, as and if issued to and accepted by them, are subject to approval of legal matters by counsel, including the validity of the Notes, and to other conditions contained in the Underwriting Agreement. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes may be terminated in the absolute discretion of the representatives of the underwriters under certain circumstances that would make it impracticable or inadvisable to proceed with this offering. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The offering price and the other terms of the Notes have been determined by negotiation among the Issuer, the Guarantors and the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and any Canadian securities laws, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The Notes are a new class of securities and do not have an established trading market. We will apply to list the Notes on the NYSE. If the application is approved, we expect trading of the Notes on the NYSE to begin within 30 days after their original issue date. We have been advised by the underwriters that they intend to make a market in the Notes pending any listing of the Note on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice. We cannot assure that the Notes will be approved for listing by the NYSE, that an active trading market on the NYSE for the Notes will develop or, even if it develops, will last. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If an active trading market does develop on the NYSE, the Notes may trade at prices lower than the offering price. The trading price of the Notes would depend on many factors, including the trading price of our LP Units, prevailing interest rates, the market for similar securities, general economic and financial market conditions, the credit ratings of the Notes, our issuance of debt or other preferred securities or the incurrence of additional indebtedness and our financial condition, results of operations and prospects.

Discounts

The Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $     per $25 principal amount of Notes sold to institutional investors and $    per $25 principal amount of Notes sold to retail investors. The underwriters may allow, and dealers may reallow, a concession not to exceed $     per $25 principal amount of Notes on sales to other dealers. If all the Notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering.

Discount
	Retail	Institutional
Per Note	$	$
Total	$	$

The estimated offering expenses payable by us (excluding the underwriting discounts) are approximately $    , which includes legal, accounting and printing costs, SEC filings fees, NYSE listing fees and various other fees associated with registering the Notes and this offering.

No Sales of Similar Securities

In the underwriting agreement, the Issuer has agreed that, for a period of 30 days after the date of this prospectus supplement, it will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any controlled affiliate of the Issuer or any person in privity with the Issuer or any controlled affiliate of the Issuer, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Exchange Act, or announce the offering, of any debt securities of the Issuer or securities exchangeable or convertible into debt securities of the Issuer which are substantially similar to the Notes (other than indebtedness issued pursuant to the issuer’s commercial paper program).

Price Stabilization; Short Positions

In connection with this offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions. Short sales involve secondary market sales by the underwriters of a greater principal amount of Notes than they are required to purchase in this offering. The underwriters must close out any short positions by purchasing Notes in the open market. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed to cover short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Other Relationships

The underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

This prospectus supplement does not constitute an offer of the Notes, directly or indirectly, in Canada or to residents of Canada. The Notes offered under this prospectus are not being, and may not be, offered or sold, directly or indirectly, in Canada or to any resident of Canada.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of the securities referred to herein in any member state of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. Accordingly, any person making or intending to make an offer in a member state of the EEA of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuer or any of the underwriters to publish a prospectus for such offer. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended. This paragraph is subject to the paragraph below.

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in a member state of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in the Prospectus

Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the EEA has been or will be prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement has been prepared on the basis that any offer of the securities referred to herein in the United Kingdom (the “UK”) will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. Accordingly, any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuer or any of the underwriters to publish a prospectus for such offer. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”). This paragraph is subject to the paragraph below.

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been or will be prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (i.e., high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. No part of this prospectus supplement should be published, reproduced, distributed or otherwise made available in whole or in part to any other person. Relevant persons should note that all, or most, of the protections offered by the UK regulatory system will not apply to an investment in the Notes and that compensation will not be available under the UK Financial Services Compensation Scheme.

Notice to Prospective Investors in Hong Kong

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has agreed that this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes has not been circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in Switzerland

The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the Notes and other matters of U.S. federal, New York and Canadian law will be passed upon for us by Torys LLP, U.S. and Canadian counsel to the Issuer and the Guarantors. In connection with the issue and sale of the Notes, certain legal matters will be passed upon, on behalf of certain of the Guarantors, by Appleby (Bermuda) Limited as to Bermuda law, and, on behalf of the underwriters, by Milbank LLP as to U.S. federal and New York law and Goodmans LLP as to Canadian legal matters.

EXPERTS

The consolidated financial statements of the Partnership, incorporated in this prospectus by reference from the Partnership’s Annual Report on Form 20-F, as amended by Form 20-F/A, for the year ended December 31, 2023, and the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The offices of Ernst & Young LLP are located at Ernst & Young Tower, 100 Adelaide Street West, Toronto, ON M5H 0B3.

EXPENSES

The table below sets forth the expenses, other than underwriting discounts, to be incurred in connection by us with the issuance and distribution of the Notes offered under this prospectus supplement. All of the amounts below are estimated, other than SEC registration filings fees and NYSE supplemental listing fees.

SEC registration fees	$
NYSE supplemental listing fees
Trustee and transfer agent fees
Legal fees and expenses
Accounting fees and expenses
Printing costs
Miscellaneous

Total	$

WHERE YOU CAN FIND MORE INFORMATION

The Partnership is subject to the information and periodic reporting requirements of the Exchange Act applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act) and will fulfill the obligations with respect to those requirements by filing reports with the SEC. In addition, the Partnership is required to file documents with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding the Partnership and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are also invited to read and copy any reports, statements or other information, other than confidential filings, that the Partnership files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Data Analysis and Retrieval + at www.sedarplus.ca, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our website at https://bep.brookfield.com. The information on our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus or the Registration Statement of which it forms a part, and the reference to our website in this prospectus supplement and the Registration Statement is an inactive textual reference only.

As a foreign private issuer, the Partnership is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and the Partnership’s officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of the LP Units. In addition, the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Partnership intends to file with the SEC, as soon as practicable, and in any event within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. The Partnership also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal  year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus supplement and the accompanying base prospectus. This means that we can disclose important information to you by referring you to such documents. The information incorporated by reference is an important part of this prospectus. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following document, filed with the securities regulatory authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC, is specifically incorporated by reference in, and form an integral part of, this prospectus supplement:

1.

the Partnership’s annual report on Form 20-F for the fiscal year ended December 31, 2023, dated and filed on March  1, 2024, as amended by our annual report on Form 20-F/A for the year ended December 31, 2023, dated and filed on March 4, 2024 (as amended, the “Annual Report”).

In addition, all subsequent annual reports filed by the Partnership with the SEC on Form 20-F and any Form 6-K filed or furnished by the Partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, in each case subsequent to the date of this prospectus supplement and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement as of the date of the filing of such documents. We shall undertake to provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus supplement by reference, including exhibits to such documents. Requests for such copies should be directed to:

Brookfield Renewable Partners L.P.

Corporate Secretary

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

+1 (441) 294-3304

Any statement contained in this prospectus supplement, the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus supplement, to the extent that a statement contained in this prospectus supplement or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

BROOKFIELD RENEWABLE PARTNERS L.P.

Limited Partnership Units

Preferred Limited Partnership Units

BROOKFIELD BRP HOLDINGS (CANADA) INC.

Debt Securities

Brookfield Renewable Partners L.P. (the “Partnership” or “BEP”) may, from time to time, issue and sell its limited partnership units (the “LP Units”) and preferred limited partnership units (“Preferred LP Units”), and certain selling unitholders may sell LP Units, in one or more offerings pursuant to this prospectus. The LP Units and the Preferred LP Units are collectively referred to in this prospectus as the “Units”.

Brookfield BRP Holdings (Canada) Inc. (“NA HoldCo”) may, from time to time, issue and sell senior or subordinated, as applicable, debt securities (the “Debt Securities”). The Units and the Debt Securities are collectively referred to in this prospectus as the “Securities”.

The Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Partnership, and unless we inform you otherwise in a prospectus supplement, will be guaranteed by each of Brookfield Renewable Energy L.P. (“BRELP”), BRP Bermuda Holdings I Limited (“LATAM HoldCo”), Brookfield BRP Europe Holdings (Bermuda) Limited (“Euro HoldCo”) and BEP Subco Inc. (“Canada SubCo” and together with the Partnership, BRELP, LATAM HoldCo and Euro HoldCo, the “Guarantors”).

Each time the Securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you invest in the Securities.

The LP Units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BEP” and the Toronto Stock Exchange (the “TSX”) under the symbol “BEP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any other Securities we may offer.

An investment in the Securities involves a high degree of risk. See “Risk Factors” beginning on page 2.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is March 15, 2024.

i

You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference.” We are not making an offer of these securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer these securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “Registration Statement”) that the Partnership, NA HoldCo and the other Guarantors filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may sell the Securities in one or more offerings. This prospectus provides you with a general description of the Securities. Each time we sell Securities, either separately or together, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits to thereto for further information with respect to us and the securities that may be offered hereunder.

Unless the context requires otherwise, when used in this prospectus, the terms “Brookfield Renewable,” “we,” “us” and “our” refer to the Partnership collectively with its subsidiary entities and operating entities, including NA HoldCo, BRELP, LATAM HoldCo, Euro HoldCo, Canada SubCo and Brookfield Renewable Corporation (“BEPC”).

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “$” or “US$” are to U.S. dollars, and all references to “C$” are to Canadian dollars.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and the Partnership will fulfill its obligations with respect to these requirements by filing or furnishing reports with the SEC. In addition, the Partnership is required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding the Partnership and other issuers that file electronically with the SEC.

In addition, you may read and copy any reports, statements or other information, other than confidential filings, that the Partnership files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system. Our reports are also available on our website at https://bep.brookfield.com. The information on our website is not incorporated by reference into the Registration Statement and should not be considered a part of the Registration Statement or this prospectus, and the reference to our website in the Registration Statement and this prospectus is an inactive textual reference only.

As a foreign private issuer, the Partnership is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and its officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of Units. In addition, the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Partnership intends to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. The Partnership also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Partnership to “incorporate by reference” into this prospectus certain documents that the Partnership files with or furnishes to the SEC. This means that the Partnership can disclose important information to you by referring to those documents. Any reports filed by the Partnership with the SEC after the date of this prospectus and before the date that the offering of the Securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

1.

the Partnership’s annual report on Form 20-F for the fiscal year ended December 31, 2023, dated and filed on March  1, 2024, as amended by our annual report on Form 20-F/A for the year ended December 31, 2023, dated and filed on March 4, 2024 (the “Annual Report”), including the description of our LP Units in Exhibit 2.1 thereto and any amendment or report filed for purposes of updating such description; and

2.

the description of our Preferred LP Units which is contained in our registration statement on Form 8-A, filed with the SEC on February 24, 2020, including any amendment or report filed for the purpose of updating such description.

All annual reports filed by the Partnership with the SEC on Form 20-F and any Form 6-K filed or furnished by the Partnership that is identified in such form as being incorporated by reference into the Registration Statement, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. The Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Renewable Partners L.P.

Corporate Secretary

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

+1 (441) 294-3304

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements and information, within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements regarding the quality of our assets and the resiliency of the cash flow they will generate, our anticipated financial performance, future commissioning of assets, contracted portfolio, technology diversification, acquisition opportunities, expected completion of acquisitions and dispositions, future energy prices and demand for electricity, economic recovery, achieving long-term average generation, project development and capital expenditure costs, energy policies, economic growth, growth potential of the renewable asset class, our future growth prospects and distribution profile, our access to capital and future dividends and distributions made to holders of LP Units and holders of class A exchangeable subordinate voting shares of BEPC (the “Exchangeable Shares”). In some cases, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “scheduled”, “estimates”, “intends”, “anticipates”, “believes”, “potentially”, “tends”, “continue”, “attempts”, “likely”, “primarily”, “approximately”, “endeavors”, “pursues”, “strives”, “seeks”, “targets”, “believes”, or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable. Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information in this prospectus and the documents incorporated by reference herein are based upon reasonable assumptions and expectations, we cannot assure you that such expectations will prove to have been correct. You should not place undue reliance on forward-looking statements and information as such statements and information involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.

The following summarizes some, but not all, of the risks incorporated by reference in this prospectus. Please carefully consider all of the information and risk factors discussed in this prospectus and the documents incorporated by reference for a more thorough description of these and other risks. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to, the following:

•	general economic conditions and risks relating to the economy, including unfavorable changes in interest rates, foreign exchange rates, inflation and volatility in the financial markets;

•	changes to resource availability, as a result of climate change or otherwise, at any of our renewable power facilities;

•	supply, demand, volatility and marketing in the energy markets;

•

our inability to re-negotiate or replace expiring contracts (including power purchase agreements, power guarantee agreements or similar long-term agreements, between a seller and a buyer of electrical power generation) on similar terms;

•	an increase in the amount of uncontracted generation in our renewable power portfolio or a change in the contract profile for future renewable power projects;

•	availability and access to interconnection facilities and transmission systems;

•	our ability to comply with, secure, replace or renew concessions, licenses, permits and other governmental approvals needed for our operating and development projects;

•	our real property rights for our facilities being adversely affected by the rights of lienholders and leaseholders that are superior to those granted to us;

v

•	increases in the cost of operating our existing facilities and of developing new projects;

•	equipment failures and procurement challenges;

•	increased regulation of and third party opposition to our nuclear services business’s customers and operations;

•	failure of the nuclear power industry to expand;

•	insufficient indemnification for our nuclear services business;

•	our reliance on computerized business systems, which could expose us to cyber-attacks;

•	dam failures and the costs and potential liabilities associated with such failures;

•	uninsurable losses and higher insurance premiums;

•	energy marketing risks and our ability to manage commodity and financial risk;

•	the termination of, or a change to, the hydrological balancing pool administered by the government of Brazil;

•	involvement in litigation and other disputes, and governmental and regulatory investigations;

•	counterparties to our contracts not fulfilling their obligations;

•	the time and expense of enforcing contracts against non-performing counterparties and the uncertainty of success;

•	foreign laws or regulation to which we become subject as a result of future acquisitions in new markets;

•	our operations being affected by local communities;

•	newly developed technologies or new business lines in which we invest not performing as anticipated;

•	advances in technology that impair or eliminate the competitive advantage of our projects;

•	increases in water rental costs (or similar fees) or changes to the regulation of water supply;

•	labor disruptions and economically unfavorable collective bargaining agreements;

•	our inability to finance our operations and fund growth due to the status of the capital markets or our ability to complete capital recycling initiatives;

•	operating and financial restrictions imposed on us by our loan, debt and security agreements;

•	changes to our credit ratings;

•	the incurrence of debt at multiple levels within our organizational structure;

•	restrictions on our ability to engage in certain activities or make distributions due to our indebtedness;

•	adverse changes in currency exchange rates and our inability to effectively manage foreign currency exposure through our hedging strategy or otherwise;

•	our inability to identify sufficient investment opportunities and complete transactions;

•	political instability or changes in government policy negatively impacting our business or assets;

•	changes to our current business, including through future sustainable solutions investments;

•	the growth of our portfolio and our inability to realize the expected benefits of our transactions or acquisitions;

•	our inability to develop the projects in our development pipeline;

•

delays, cost overruns and other problems associated with the construction and operation of our facilities and risks associated with the arrangements we enter into with communities and joint venture partners;

•	we do not have control over all of our operations or investments, including certain investments made through joint ventures, partnerships, consortiums or structured arrangements;

•	some of our acquisitions may be of distressed companies, which may subject us to increased risks;

•	a decline in the value of our investments in securities, including publicly traded securities of other companies;

•	the separation of economic interest from control within our organizational structure;

•	our dependence on Brookfield Corporation (“BN”) and its subsidiaries other than Brookfield Renewable (together with BN, “Brookfield”) and Brookfield’s significant influence over us;

•

Brookfield’s election not to source acquisition opportunities for us and our lack of access to all renewable power acquisitions that Brookfield identifies, including by reason of conflicts of interest;

•	the departure of some or all of Brookfield’s key professionals;

•	Brookfield acting in a way that is not in our best interests or the best interests of our shareholders or our unitholders;

•

our inability to terminate the Fifth Amended and Restated Master Services Agreement, dated May 5, 2023, among Brookfield, BEP, BRELP, BEPC and others (the “Master Services Agreement”), and the limited liability of the service providers under the Master Services Agreement;

•	Brookfield’s relationship with Oaktree Capital Group, LLC and its affiliates;

•	changes in how Brookfield elects to hold its ownership interests in Brookfield Renewable;

•	changes in the amount of cash we can distribute to our unitholders;

•

future sales or issuances of our securities will result in dilution of existing holders and even the perception of such sales or issuances taking place could depress the trading price of the LP Units or Exchangeable Shares;

•	any changes in the market price of the LP Units and Exchangeable Shares;

•	the inability of unitholders to take part in the management of BEP;

•	limits on unitholders’ ability to obtain favorable judicial forum for disputes related to BEP or to enforce judgements against us;

•	our reliance on BRELP, BEPC and the Guarantors and their subsidiaries to provide funds to pay distributions;

•	changes in tax law and practice;

•	changes to government policies and incentives relating to the renewable power and sustainable solutions industries;

•	adverse impacts of inflationary pressures;

•	changes in regulatory, political, economic and social conditions in the jurisdictions in which we operate;

•	health, safety, security and environmental risks;

•	force majeure events;

•	foreign currency risk associated with BEP’s distributions;

•	fraud, bribery, corruption, other illegal acts or inadequate or failed internal processes or systems and restrictions on foreign direct investment;

•	increased regulation of our operations;

•	we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•	changes in our credit ratings;

•	new regulatory initiatives related to sustainability and environmental, social and governance;

•	human rights impacts of our business activities;

•	being deemed an “investment company” under the Investment Company Act of 1940, as amended;

•	the effectiveness of our internal controls over financial reporting; and

•	other factors described in the Annual Report, including those set forth under Item 3.D “Risk Factors”, Item 4.B “Business Overview” and Item 5.A “Operating Results”.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. The forward-looking statements represent our views as of the date of this prospectus and the documents incorporated by reference herein and should not be relied upon as representing our views as of any date subsequent to the date of this prospectus. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update or revise any forward-looking statements or information, other than as required by applicable law. For further information on these known and unknown risks, please see “Risk Factors” in this prospectus and the risk factors included under Item 3.D “Risk Factors” in the Annual Report and other risks and factors that are described therein.

The risk factors included in this prospectus and in the documents incorporated by reference could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus and the documents incorporated by reference.

SUMMARY

The Offer and Expected Timetable

The Partnership may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Units. Further, selling unitholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of LP Units. The actual per Unit price of the Units that the Partnership will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below). NA HoldCo may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Debt Securities. The actual price of the Debt Securities that NA HoldCo will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

The LP Units are listed on the NYSE under the symbol “BEP” and the TSX under the symbol “BEP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any Preferred LP Units or Debt Securities we may offer.

The Partnership

The Partnership is a Bermuda exempted limited partnership that was established on June 27, 2011 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. The Partnership’s head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and the telephone number is +1 (441) 294-3304.

The Partnership operates one of the world’s largest publicly traded platforms for renewable power and sustainable solutions. The Partnership’s renewable power portfolio consists of hydroelectric, wind, utility-scale solar and distributed energy and storage facilities in North America, South America, Europe and Asia. The Partnership’ operating capacity totals almost 33,000 megawatts (“MW”) and its development pipeline stands at approximately 155,400 MW.

The Partnership holds an approximate 59% limited partnership interest in BRELP, a Bermuda exempted limited partnership registered under the Limited Partnership Act 1883 and the Exempted Partnerships Act 1992.

NA HoldCo and the Other Guarantors

NA HoldCo, LATAM HoldCo, Euro HoldCo and Canada SubCo are holding company subsidiaries of the Partnership that own operating subsidiaries of the Partnership.

BRELP is a Bermuda exempted limited partnership that was established on June 29, 2011 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda.

RISK FACTORS

An investment in the Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the Annual Report, and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. For more information see “Caution Regarding Forward-Looking Information,” “Where You Can Find More Information” and “Documents Incorporated by Reference.”

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the Securities for general corporate purposes. The actual application of proceeds from the sale of any particular offering of the Securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. We will not receive any proceeds from any sales of LP Units offered by a selling unitholder.

DESCRIPTION OF THE LP UNITS

The LP Units are non-voting limited partnership interests in the Partnership. The Partnership is authorized to issue an unlimited number of LP Units. As of December 31, 2023, there were 287,164,340 LP Units outstanding (or 481,652,279 LP Units assuming the exchange of all of the redeemable/exchangeable partnership units (the “RPUs”) of BRELP held by Brookfield and its related parties and 661,303,805 LP Units assuming the exchange of all of the outstanding RPUs and Exchangeable Shares). The RPUs are subject to a redemption-exchange mechanism pursuant to which LP Units may be issued in exchange for RPUs on a one for one basis. The LP Units are listed on the NYSE under the symbol “BEP” and on the TSX under the symbol “BEP.UN”.

For more detailed information on the LP Units and the limited partnership agreement of the Partnership, see “Item 10.B—Memorandum and Articles of Association—Description of our LP units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP” in the Annual Report and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference. Any material U.S. and Canadian federal income tax considerations related to the LP Units will be described in a prospectus supplement.

Withdrawal and Return of Capital Contributions

Holders of the LP Units are not entitled to the withdrawal or return of capital contributions in respect of LP Units, except to the extent, if any, that distributions are made to such holders pursuant to the limited partnership agreement or upon the liquidation of the Partnership as described in the Annual Report or as otherwise required by applicable law.

Priority

Except to the extent expressly provided in the limited partnership agreement, a holder of LP Units will not have priority over any other holder of the LP Units, either as to the return of capital contributions or as to profits, losses or distributions.

No Pre-emptive and Redemption Rights

Unless otherwise determined by Brookfield Renewable Partners Limited, the general partner of the Partnership (the “General Partner”), in its sole discretion, holders of LP Units will not be granted any pre-emptive or other similar right to acquire additional interests in the Partnership. In addition, holders of the LP Units do not have any right to have their LP Units redeemed by the Partnership.

No Management or Control

The Partnership’s limited partners, in their capacities as such, may not take part in the management or control of the activities and affairs of the Partnership and do not have any right or authority to act for or to bind the Partnership or to take part or interfere in the conduct or management of the Partnership. Limited partners are not entitled to vote on matters relating to the Partnership, although holders of the LP Units are entitled to consent to certain matters as described in the limited partnership agreement of the Partnership which may be effected only with the consent of the holders of the percentages of outstanding LP Units specified in the partnership agreement. Each LP Unit shall entitle the holder thereof to one vote for the purposes of any approvals of holders of LP Units.

Choice of Forum for Securities Act Claims

The Partnership’s limited partnership agreement provides that unless the Partnership consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This choice of forum provision will not apply to suits brought to enforce duties or liabilities created by the Exchange Act and could be found to be inapplicable or unenforceable if it is challenged in a legal proceeding or otherwise.

DESCRIPTION OF PREFERRED LIMITED PARTNERSHIP UNITS

The material terms of any class or series of Preferred LP Units that we offer, together with any material U.S. and Canadian federal income tax considerations relating to such Preferred LP Units, will be described in a prospectus supplement.

The Partnership’s limited partnership agreement authorizes it to establish one or more classes, or one or more series of any such classes of Preferred LP Units with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Preferred LP Units), as shall be fixed by the General Partner, in its sole discretion, including: (i) the right to share in our profits and losses or items thereof; (ii) the right to share in our distributions; (iii) rights upon the dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, we may or shall be required to redeem the Preferred LP Units (including sinking fund provisions); (v) whether such Preferred LP Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred LP Unit will be issued, evidenced by certificates, and assigned or transferred; and (vii) the requirement, if any, of each holder of Preferred LP Units to consent to certain partnership matters.

As of December 31, 2023, the Partnership had outstanding 7,000,000 class A preferred units (series 7), 10,000,000 class A preferred units (series 13), 7,000,000 class A preferred units (series 15), 8,000,000 class A preferred units (series 17) and 6,000,000 class A preferred units (series 18).

The issuance of Preferred LP Units may have the effect of discouraging, delaying or preventing a change of control of the Partnership. The issuance of Preferred LP Units with voting and conversion rights may adversely affect the voting power of the holders of our LP Units.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the series of Debt Securities offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement.

The Debt Securities will be issued under the indenture (the “Indenture”), dated as of April 15, 2021, by and among NA HoldCo, as the issuer (the “Issuer”), the Partnership, and the additional guarantors from time to time party thereto (collectively, and together with the Partnership, for purposes of this “Description of Debt Securities” and as used in the Indenture, the “Guarantors”), and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Partnership will fully and unconditionally guarantee the Debt Securities as a Guarantor under the Indenture. Unless we inform you otherwise in a prospectus supplement, the Guarantors for offerings of Debt Securities hereunder will also include each of BRELP, LATAM HoldCo, Euro HoldCo and Canada SubCo. The Debt Securities may be issued under one or more indentures supplemental to the Indenture as we and the applicable Trustee(s) may enter into in the future. Any such supplemental indentures under which any Debt Securities are issued will be specified in the applicable prospectus supplement.

The Indenture is subject to the U.S. Trust Indenture Act of 1939. The Indenture has been filed with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement. The Indenture is also available on the Partnership’s SEDAR+ profile at www.sedarplus.ca.

The following statements with respect to the Indenture and the Debt Securities to be issued thereunder are brief summaries of certain provisions of the Indenture and do not purport to be complete; such statements are subject to the detailed referenced provisions of the Indenture, including the definition of capitalized terms used under this caption. Wherever a particular section or defined term of the Indenture is referred to, the statement is qualified in its entirety by such section or term. References to the “Issuer” refer to NA HoldCo as issuer under the Indenture.

General

The Indenture does not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Debt Securities may be issued under the Indenture from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Special Canadian and United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, the Indenture permits the Issuer to increase the principal amount of any series of Debt Securities previously issued by it and to issue such increased principal amount.

All Debt Securities to be offered hereunder will be fully and unconditionally guaranteed by the Partnership, and may also be guaranteed by BRELP, LATAM HoldCo, Euro HoldCo and Canada SubCo, together with additional Guarantors that may be added in the future, in each case subject to customary release provisions applicable to BRELP, LATAM HoldCo, Euro HoldCo, Canada SubCo, and any such other Guarantors.

The applicable prospectus supplement will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the regular record dates for any interest payable on the offered Debt Securities which are in registered form (“Registered Debt Securities”); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities (“Registered Global Securities”) and, if so, the identity of the depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; (11) any applicable terms or conditions related to the addition of any co-obligor or additional Guarantor in respect of any or all series of Debt Securities; and (12) any other terms of the offered Debt Securities, including any applicable subordination provisions, exchange or conversion terms, covenants and additional Events of Default. Special Canadian and United States federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, the Indenture will not afford the Holders the right to tender Debt Securities to the Issuer for repurchase, or provides for any increase in the rate or rates of interest per annum at which the Debt Securities will bear interest, in the event the Issuer or any Guarantor should become involved in a highly leveraged transaction or in the event of a change in control of the Issuer or any Guarantor.

Debt Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the prospectus supplement relating thereto.

The Debt Securities will be direct obligations of the Issuer and will be senior or subordinated, as applicable, indebtedness of the Issuer as described in the applicable prospectus supplement.

Each Guarantor’s guarantee of the Debt Securities will be unsecured senior or subordinated, as applicable, indebtedness of each such Guarantor as described in the applicable prospectus supplement.

Unless otherwise specified in a prospectus supplement, the Debt Securities and the guarantees thereof will be unsecured obligations. The Debt Securities and the guarantees by the Guarantors will be effectively subordinated to any secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness. The guarantees by the Guarantors of the Debt Securities will guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities issued by the Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable prospectus supplement, Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. Debt Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. The Issuer will appoint, as applicable, the Trustee as security registrar under the Indenture.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the office or agency of the Trustee, in its capacity as paying agent, in New York, New York or Toronto, Ontario, except that, at the option of the Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable security register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable security register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the regular record date for such interest payment.

Registered Global Securities

The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more Depositaries or nominees, each of which will be identified in the prospectus supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the depositary for such Registered Global Security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Registered Global Security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Debt Securities or by the Issuer if such Debt Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

So long as the depositary for a Registered Global Security or its nominee is the registered owner thereof, such depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Issuer or Trustee or any paying agent for Debt Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

No Registered Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the depositary for such Registered Global Security or a nominee thereof unless (A) such depositary (i) has notified the Issuer that it is unwilling or unable to continue as depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the Trustee the Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the Indenture.

Events of Default

Unless otherwise indicated in any prospectus supplement, the Indenture provides that the following will constitute an event of default (the “Events of Default”) under the Indenture with respect to Debt Securities of any series issued by the Issuer: (a) failure to pay principal of, or any premium on, any Debt Security of that series when due at maturity; (b) failure to pay any interest on any Debt Securities of that series when due, which failure continues for 30 days; (c) failure of the Issuer and/or any Guarantor in respect of the Debt Securities of that series to perform, as applicable, any other covenant in the Indenture (other than a covenant included in such indentures solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the respective Trustee or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series, as provided in the Indenture; (d) certain events of bankruptcy, insolvency or reorganization affecting the Issuer and the Partnership; and (e) any other Events of Default provided with respect to the Debt Securities of such series, as described in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership and the Issuer) with respect to the Debt Securities of any series at the time outstanding shall occur and be continuing either the applicable Trustee(s) or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series by notice, as provided in the Indenture, may declare the principal amount of the Debt Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer occurs with respect to the Debt Securities of any series at the time outstanding, the principal amount of all the Debt Securities of that series will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

The Indenture provides that the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustee indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding securities of any series issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding securities of that series, in the case of an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership and the Issuer), or, in the case of any Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer occurs with respect to the Debt Securities of any series at the time outstanding, the Holders of not less than 25% in aggregate principal amount of all outstanding Debt Securities, have made a written request, and such Holder or Holders have offered reasonable indemnity, and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of, or of any premium or interest on, such Debt Security on or after the applicable due date specified in such Debt Security.

The Issuer will be required under the Indenture to furnish to the Trustee a quarterly statement by certain of its officers as to whether or not any of the Issuer and/or the Guarantor(s), as applicable, to the Issuer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Defeasance

The Indenture provides that, at the option of the Issuer, the Issuer will be discharged from any and all obligations in respect of any outstanding Debt Securities upon irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of or premium, if any, and, except in the case of any Debt Securities that do not provide for a fixed maturity date, each instalment of interest, if any, on such outstanding Debt Securities (“Defeasance”). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option. Upon the completion of any Defeasance in respect of any securities, each Guarantor in respect of such series of Debt Securities shall be deemed to have been unconditionally and irrevocably released from all obligations under this Indenture in respect of such Debt Securities, without the need for any notice, document or action.

The Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain restrictive covenants and such omission shall not be deemed to be an Event of Default under the Indenture and the outstanding securities upon irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and premium, if any, and each instalment of interest, if any, on the outstanding securities of the Issuer (“Covenant Defeasance”). In the event the Issuer exercises its Covenant Defeasance option, (i) the obligations under the Indenture (other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above) shall remain in full force and effect and (ii) each Guarantor (other than the Partnership) in respect of such series of Debt Securities shall be released from all of its obligations under the Indenture. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance.

Modification and Waiver

Modifications and amendments of an Indenture in respect of one or more series of Debt Securities may be made by the Partnership, the Issuer, the other applicable Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by such modification(s) or amendment(s); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby (a) change the stated maturity of the principal of, or any instalment of interest on, any outstanding Debt Security, (b) reduce the principal amount of (or the premium), or interest on, any outstanding Debt Security, (c) reduce the amount of the principal of any outstanding Debt Security payable upon the acceleration of the maturity thereof, (d) change the place or currency of payment of principal of (or the premium), or interest on, any outstanding Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding Debt Security, (f) reduce the above-stated percentage of outstanding Debt Securities necessary to modify or amend the Indenture, (g) reduce the percentage of aggregate principal amount of outstanding securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) modify any provisions of the Indenture relating to the modification and amendment or the waiver of past defaults or covenants or (i) release the Partnership from its guarantee under the Indenture.

The Indenture provides that the Issuer, the Partnership and the other Guarantors from time to time party thereto may modify and amend the Indenture in respect of one or more series of Debt Securities without the consent of any Holder of such Debt Securities for any of the following purposes: (a) to add limitations or restrictions to be observed upon the amount or issue of Debt Securities under the Indenture, provided that such limitations or restrictions shall not be materially adverse to the interests of Holders; (b) to evidence the succession of another person to the Issuer or any Guarantor, as applicable, and the assumption by any such successor of the covenants of the Issuer or any Guarantor, as applicable, under the Indenture and in respect of such Debt Securities; (c) to evidence the addition of a co-obligor or Guarantor in respect of any or all series of the Debt Securities under the Indenture, as may be permitted in accordance with the terms of such Debt Securities; (d) to add to the covenants of the Issuer or any Guarantor, as applicable, for the benefit of the Holders of any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power in the Indenture conferred upon the Issuer or any Guarantor, as applicable; (e) to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities (and if such additional Events of Default are to be for the benefit of less than all series of Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (f) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Debt Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security outstanding; (g) to secure the Debt Securities pursuant to the requirements of any provision in the Indenture or any indenture supplemental thereto or otherwise; (h) to establish the form or terms of Debt Securities of any series as permitted under the Indenture and, if required, to provide for the appointment of any additional trustees and/or other agents; (i) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such Indenture; (j) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; (k) to comply with any requirements of applicable Trust Indenture Laws, including without limitation in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder.

The Holders of a majority in aggregate principal amount of the outstanding securities of any series of Debt Securities, on behalf of all Holders of outstanding securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the outstanding securities of one or more series of Debt Securities issued under the Indenture, on behalf of all Holders of outstanding securities of such series, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected.

Consent to Jurisdiction and Service under Indenture

The Indenture provides that the Issuer and the Guarantors have irrevocably appointed Brookfield Power US Holding America Co., located at 200 Liberty Street, 14th Floor, New York, New York 10281, as their agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture and the Debt Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Enforceability of Judgments

Since a substantial portion of the Issuer’s, the Partnership’s and any other Guarantors’ assets are or may be outside the United States, any judgment obtained in the United States against the Issuer, the Partnership and such Guarantors, including any judgment with respect to the payment of interest and principal on the Debt Securities or in respect of the guarantees of the Guarantors, may not be collectible within the United States.

Governing Law

The Indenture, Debt Securities and the rights, powers, duties or responsibility of the Trustee will be governed by the laws of the State of New York.

The Trustee

Computershare Trust Company, N.A. is the Trustee under the Indenture.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided.

“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.

“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person.

“Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Debt Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act or in the Bank Act (Canada), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Holder” means a Person in whose name a Security is registered in the applicable security register.

“Person” means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

“Trust Indenture Laws” means the Trust Indenture Act and regulations thereunder, together with any other applicable trust indenture laws, rules or regulations relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

PLAN OF DISTRIBUTION

New Issues

The Partnership and/or NA HoldCo may sell Securities to or through underwriters or dealers. The distribution of Securities may be effected from time to time in one or more transactions at a negotiated fixed price or prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of Securities, underwriters may receive compensation from the Partnership or NA HoldCo or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions.

Each prospectus supplement relating to Securities will also set forth the terms of the offering of Securities, including the names of any underwriters or agents, the purchase price or prices of the offered Securities, the offering price, the proceeds to the Partnership or NA HoldCo from the sale of the offered Securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements which may be entered into by the Partnership, NA HoldCo, and/or the other Guarantors, underwriters and dealers who participate in the distribution of Securities may be entitled to indemnification by the Partnership, NA HoldCo, and/or the other Guarantors against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters or dealers may be required to make in respect thereof. Those underwriters and dealers may be customers of, engage in transactions with, or perform services for, Brookfield Renewable in the ordinary course of business.

The Securities (other than a secondary offering as detailed below) will be a new issue of securities. Certain broker-dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities.

In connection with any underwritten offering of Securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Secondary Offerings

This prospectus may also, from time to time, relate to an underwritten offering by one or more selling unitholders of its or their LP Units. Selling unitholder(s) may sell all or a portion of the LP Units beneficially owned by them and offered from time to time directly or through one or more underwriters or dealers. Unless otherwise specified in a prospectus supplement, the selling unitholder(s) will be responsible for underwriting discounts or commissions or agent’s commissions. The selling unitholder(s) may sell its or their LP Units in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale, or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement.

Underwriters or dealers may receive commissions in the form of discounts, concessions or commissions from the selling unitholder(s). In connection with sales of its LP Units or otherwise, selling unitholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the LP Units in the course of hedging in positions they assume. The selling unitholder(s) may also sell its or their LP Units short and deliver LP Units covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling unitholder(s) may also loan or pledge the LP Units to broker-dealers that in turn may sell such LP Units.

SELLING UNITHOLDERS

Information about selling unitholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the Registration Statement, or in filings the Partnership makes with the SEC under the Exchange Act and incorporated by reference.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

The Partnership is formed under the laws of Bermuda. A substantial portion of the Partnership’s assets may be located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. However, it may be difficult for investors to effect service of process within Ontario or elsewhere in Canada or the United States upon those directors of the General Partner and experts who are not residents of Canada or the United States. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, the directors of the General Partner or the experts named in this prospectus since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States.

The ability to effect service of process and the enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that NA HoldCo and Canada SubCo are incorporated under the laws of the Province of Ontario, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of NA HoldCo and Canada SubCo and such persons may be located outside the United States.

The Partnership and BRELP, together with LATAM HoldCo and Euro HoldCo (the “Bermuda Corporations”), have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against the Partnership, the Bermuda Corporations, the directors of the General Partner, the directors of BRP Bermuda GP Limited (together, the “Bermuda Entities”) or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Bermuda Entities or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely recognize as a valid, final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the Canadian or U.S. court issuing the judgment had proper jurisdiction over the parties subject to such judgment and had jurisdiction to give the Canadian or U.S. judgment as a matter of Bermuda law; (ii) the Canadian or U.S. court issuing such judgment did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S. judgment was not obtained by fraud; and (iv) the enforcement of such judgment would not be contrary to the public policy of Bermuda (this is likely to be the case if, for example, there is a Bermuda judgment which conflicts with the judgment of the Canadian or U.S. court in respect of which the enforcement is sought or if the judgment creditor has unsettled judgment debts in Bermuda).

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Bermuda Entities’ Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Bermuda. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as, among other reasons, they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Bermuda Entities or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, certain legal matters in connection with the Securities offered under this prospectus will be passed upon by Torys LLP, Toronto, Canada and New York, New York, with respect to U.S. and Canadian legal matters, and by Appleby (Bermuda) Limited, with respect to Bermuda legal matters.

EXPERTS

The consolidated financial statements of the Partnership, incorporated in this prospectus by reference from the Partnership’s Annual Report on Form 20-F, as amended by Form 20-F/A, for the year ended December 31, 2023, and the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The offices of Ernst & Young LLP are located at Ernst & Young Tower, 100 Adelaide Street West, Toronto, ON M5H 0B3.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the Registration Statement, all of which will be paid by the Partnership.

SEC registration fees	$		*
NYSE supplemental listing fees		*	*
Trustee and transfer agent fees		*	*
Printing costs		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Miscellaneous		*	*

Total	$	*	*

*	We are registering an indeterminate amount of securities under the Registration Statement and in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield BRP Holdings (Canada) Inc.

$

    % Perpetual Subordinated Notes

Guaranteed, on a subordinated basis, by

Brookfield Renewable Partners L.P. and the other guarantors identified herein

PROSPECTUS SUPPLEMENT

   , 2024

Joint Book-Running Managers

Wells Fargo Securities

BofA Securities

J.P. Morgan

Morgan Stanley

RBC Capital Markets